UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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FLOTEK INDUSTRIES, INC.
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2013
To the Stockholders of Flotek Industries, Inc.:
At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Flotek Corporate Office, 10603 W. Sam Houston Pkwy N., Suite 300, Houston, Texas 77064, on Friday, May 17, 2013, at 2:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1.
The election of five directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.	The approval of the Amended and Restated Flotek Industries, Inc. 2010 Long-Term Incentive Plan.

3.	The approval of a non-binding advisory vote on executive compensation.

4.	The approval of a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

5.	The ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2013.

6.	Any other business which may be properly brought before the meeting or any adjournment thereof.

By order of the Board of Directors
Casey Doherty
Corporate Secretary

April 19, 2013
YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

i

FLOTEK INDUSTRIES, INC.

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
PROXY STATEMENT
This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. (local time) on Friday, May 17, 2013, at the corporate offices of the Company at 10603 W. Sam Houston Pkwy N., Suite 300, Houston, Texas 77064 and at any adjournment thereof.
The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about April 19, 2013. The 2012 Annual Report of the Company has been furnished to the stockholders with this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 17, 2013. The proxy statement and annual report to security holders are available at www.flotekind.com/proxymaterials.
You may obtain directions to attend the Meeting and vote in person by contacting our investor relations department at (713) 849-9911.

At the Meeting, stockholders will be asked (i) to consider and vote upon the election of five nominees to serve on the Board; (ii) to consider and vote upon the Amended and Restated Flotek Industries, Inc. 2010 Long-Term Incentive Plan; (iii) to consider and provide an advisory vote on our executive compensation; (iv) to consider and provide an advisory vote on the frequency of future advisory votes on our executive compensation; (v) to consider and vote upon the ratification of the selection of the independent registered public accounting firm; and (iv) to consider and take action upon such other matters as may properly come before the Meeting.
VOTING SECURITIES
The Board has fixed the close of business on March 28, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 48,865,804 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.
Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.
Proposal 1 – Directors are elected by a plurality of the votes cast at the Meeting, and the five nominees who receive the most votes will be elected. Under New York Stock Exchange (“NYSE”) rules your brokerage firm or other nominee may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the five nominees for director, because the election of directors is not considered a “routine” matter under the NYSE rules. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.
Proposal 2 – To be approved, this proposal regarding the amendment and restatement of the Company's 2010 Long-Term Incentive Plan must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. Proposal 2 is considered a “non-routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE do not have the authority under those rules to vote their customers' unvoted shares on Proposal 2 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, broker non-votes represented by submitted proxies will not be taken into account in

ANNUAL MEETING OF STOCKHOLDERS OF

determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.
Proposal 3 - The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for the advisory approval of the Company's executive compensation. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved. This proposal is advisory in nature, which means that it is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4 - You may vote either “every year”, “every two years” or “every three years” for the frequency of the advisory vote on executive compensation, or you may “abstain” from voting. Because stockholders are given the option to vote on a number of choices, no voting standard is applicable to this advisory vote and it is possible that no single choice will receive a majority vote. Moreover, because this vote is non-binding, the Board may determine the frequency of future advisory votes on executive compensation in its discretion. The Board has taken into account the expense, time and results which other companies have received relating to frequency votes and determined no meaningful savings would be obtained by having a vote occur less often than every year. Therefore, the Board recommends that you vote “every year” for the frequency of the advisory vote on executive compensation. Abstentions on this proposal have the same effect as not expressing a preference. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved.

Proposal 5 – To be approved, this proposal regarding ratification of the selection of our independent registered public accounting firm must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. However, your vote will not be binding on the Board or the Company. Proposal 5 is considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ unvoted shares on Proposal 5 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.
If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.
Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 10603 W. Sam Houston Pkwy N., Suite 300, Houston, Texas 77064, prior to exercise of the Proxy, a written notice of revocation or a later-dated, properly executed proxy.
The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company. The Company will bear all costs of soliciting proxies. In order to solicit proxies, the Company will also request financial institutions, brokerage houses, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for their reasonable expenses of forwarding the proxy materials in accordance with customary practice.

PROPOSAL 1: ELECTION OF DIRECTORS
 Board of Directors
The members of the Board serve one-year terms. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.
Recommendation; Proxies
The Board recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the Meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
Number of Directors
The Board has nominated five directors for election to the Board at the Meeting.
The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills that enable them to understand the complexities of the Company’s business and effectively guide the management and direction of the Company. When searching for new candidates, the Corporate Governance and Nominating Committee considers the evolving needs of the Board and searches for candidates that fill current or anticipated future vacancies.
The Board also believes that all directors must possess a considerable amount of business management and educational experience. The Corporate Governance and Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Corporate Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers of large corporations. They also bring extensive board of director experience. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.
Nominees
The following sets forth information regarding each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.
Name: John W. Chisholm
Age: 58
Director Since: 1999
Principal Occupation: Mr. Chisholm was appointed Chief Executive Officer in March 2012 and has served as Flotek’s President since August 2010, and previously served as Flotek’s Interim President from August 2009 through August 2010. Mr. Chisholm has been a Director since November 1999, and has acted as Chairman of the Board since July 2010.
Mr. Chisholm founded Wellogix, Inc., a software development firm for the oil and gas industry that streamlines workflow, improves collaboration, expedites the inter-company exchange of enterprise data and communicates complex engineered services. Mr. Chisholm also co-founded and served as President of ProTechnics, a service company dedicated to providing state-of-the-art completion diagnostic services to the energy industry, from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, an investment fund targeting mid-size energy service companies. Mr. Chisholm has served on the board of directors of NGSG, Inc., a NYSE company specializing in compression technology for the oil and gas industry, since December 2006. He serves on both the Compensation and Governance Committees of NGSG, Inc. Mr. Chisholm has also been selected to be on the editorial advisory board of Middle East Technology by the Oil and Gas Journal. Mr. Chisholm holds a Business Administration degree from Fort Lewis College. Mr. Chisholm’s experience related to two start up companies brings operating and financial expertise to the Board as well as innovative views of leadership.

Name: L. Melvin Cooper
Age: 59
Director Since: 2010
Principal Occupation: Mr. Cooper has been a Director, a member of the Audit Committee and a member of the Corporate Governance and Nominating Committee since October 2010, and has been a member of the Compensation Committee since 2011. Currently, Mr. Cooper serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd. (NASDAQ Global Market: FES), a public company in the energy services industry. Prior to joining Forbes in 2007, Mr. Cooper served as the Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc., beginning in 2007. From 2004 to 2007, Mr. Cooper served as President of SpectraSource Corporation, a supplier of products and services to the new home building industry. From 2000 to 2004, Mr. Cooper served as President of Cerqa, the supply chain management division of Nationwide Graphics, Inc., a national printing and supply chain management company where Mr. Cooper formerly served as Senior Vice President and Chief Financial Officer. Mr. Cooper has also served as President or CFO of various companies involved in telecommunications, nutritional supplements, water purification, scrap metal, drilling fluids, and natural gas marketing. Mr. Cooper is a member of the Board of Directors and is the Audit Committee Chairman for Par Petroleum Corporation, where he has served since August 2012. In 2011, Mr. Cooper received the Board Leadership Fellow designation from the National Association of Corporate Directors ("NACD") where he is also a member of the Board of Directors of the NACD Houston area Tri-City Chapter. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975. Mr. Cooper has been a Certified Public Accountant since May 2007. Mr. Cooper’s extensive experience in the energy industry as well as his financial background brings significant additional operating, financial and management experience to the Board.
Name: Kenneth T. Hern
Age: 75
Director Since: 2009
Principal Occupation: Mr. Hern has been a Director, a member of the Compensation Committee, a member of the Audit Committee and the Chairman of the Corporate Governance and Nominating Committee since November 2009. Furthermore, Mr. Hern has served as the Lead Director of the Board since January 2011. Mr. Hern has served as a member of the board of directors of Mesa Energy Holdings, Inc., a publicly traded oil and gas exploration and production company, since February 2010. Mr. Hern served as the Chairman and CEO of Nova Biosource Fuels, Inc. (“Nova”), an energy company that refined and marketed ASTM standard biodiesel and related co-products through the deployment of proprietary, patented process technology which enabled broader range use of lower cost feedstock from March 2006 until April 2010. Nova filed for financial reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009. Upon the sale of substantially all of Nova’s assets under Chapter 11 of the U.S. Bankruptcy Code, the case was resolved by a controlled and structured dismissal ordered by the Delaware Bankruptcy Court in April 2009. Mr. Hern retired from Texaco, Inc. (“Texaco”) in 1994 after 25 years of service. During his tenure with Texaco, Mr. Hern served as President of Texaco Brazil, President of Texaco Saudi Inc., and Vice Chairman and Managing Director of Texaco Nigeria Limited. Mr. Hern’s experience as a public company Chairman and CEO as well as his associated management skills attributable to the aforementioned positions contribute positively to the effectiveness of the Board.
Name: L.V. “Bud” McGuire
Age: 70
Director Since: 2010
Principal Occupation: Mr. McGuire has been a Director since August 2010, and a member of the Compensation Committee and a member of the Corporate Governance and Nominating Committee since October 2010. Mr. McGuire has served as the Chairman of the Compensation Committee since December 2010. Mr. McGuire is a co-founder of Alpha Petroleum Services, a provider of management-related consulting services to the energy industry. Prior to co-founding Alpha Petroleum Services, Mr. McGuire served as a director of the board and Senior Vice President of Mariner Energy Inc. from 1998 to 2001. Prior to joining Mariner Energy, from 1997 to 1998, Mr. McGuire served as the Vice President-Operations for Enron Oil & Gas International, Inc. Mr. McGuire served, from 1991 to 1996, as the Senior Vice President responsible for worldwide production operations of the Kerr-McGee Corporation (“Kerr-McGee”). Prior to his position with Kerr-McGee, from 1981 to 1991, Mr. McGuire served as Vice President of Operations and as Vice-President of Production for Hamilton Brothers Oil & Gas Ltd. Mr. McGuire began his career with Conoco in 1966. Mr. McGuire received a Bachelor of Science degree in Industrial Engineering from LeTourneau University and has served on the Board of Trustees of LeTourneau University since 2002. Mr. McGuire’s extensive experience in the energy industry as well as his experience in founding a successful company brings significant additional operating and management experience to the Board.
Name: John S. Reiland
Age: 63
Director Since: 2009
Principal Occupation: Mr. Reiland has been a Director, a member of the Compensation Committee, a member of the Corporate Governance and Nominating Committee and Chairman of the Audit Committee since November 2009. Mr. Reiland is a Certified Public Accountant, and has served as the Chief Financial Officer of The Kabbalah Centre since October 2011. Mr. Reiland served as the Chief Financial Officer of SingerLewak, LLP, from January 2008 until August 2011, an accounting services firm headquartered in

Los Angeles, California. Mr. Reiland has significant experience in corporate leadership and financing alternatives attributable to his prior roles as Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer for a myriad of companies in the telecommunications, computer software, and retail industries. Mr. Reiland also brings significant turnaround and restructurings experience. In particular, Mr. Reiland served as the Chief Financial Officer of Starvox Communications (“Starvox”), a telecommunications company, of Ronco Corporation (“Ronco”), a housewares manufacturer and housewares marketing company and of US Dataworks, Inc. (“Dataworks”), a computer software firm. Mr. Reiland served as Chief Financial Officer for Starvox from August 2007 until its Chapter 7 liquidation filing; Chief Executive Officer and Chief Restructuring Officer of Ronco, from 2006 to 2007, during Ronco’s United States Bankruptcy Chapter 11 financial restructuring; and Chief Financial Officer of Dataworks from 2003 until 2006. Mr. Reiland served on the board of directors of both Ronco and Dataworks. From July 2007 until October 2009, Mr. Reiland served as a director of the board and Chairman of the Audit Committee for Nova Biosource Fuels, Inc. (“Nova”).

Nova and certain affiliated entities filed for Chapter 11 financial restructuring under the United States Bankruptcy Code in March 2009. Mr. Reiland also served as Chief Financial Officer of NEON Systems, Inc., (“NEON”), a computer software company, from 1996 until 2000, and was instrumental in spearheading NEON’s initial public offering (“IPO”) in 1999. Mr. Reiland is a member of the AICPA and is certified in financial forensics. Mr. Reiland’s education and extensive experience as a financial expert qualifies him to serve in his current role as Chairman of the Audit Committee.
Name: Richard O. Wilson
Age: 83
Director Since: 2003
Mr. Wilson will retire from the Board effective as of our May 17, 2013 annual meeting. Mr. Wilson was first appointed to the Board in 2003. Over Mr. Wilson's many years of service to the Board, the Company has benefited greatly from his wisdom, experience and dedication to the Company. The Company thanks Mr. Wilson for his 10 years of insightful and dedicated service to the Company.
The Board has approved a decrease in its size from six directors to five directors, which decrease will be effective upon Mr. Wilson's retirement at the annual meeting.  The Board intends to evaluate the addition of a new director or directors to the Board, and may increase its size and appoint additional directors to fill the vacancies created by such increase as qualified candidates are identified.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of Common Stock as of March 28, 2013, by (i) each of our directors (including each nominee), (ii) each named executive officer set forth in the Summary Compensation Table, (iii) all of our directors and executive officers as a group, and (iv) each other person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class (c)
Named Executive Officers and Directors
John W. Chisholm (d)	673,615	1,159,428	1,833,043	3.75%
Steven A. Reeves (e)	431,487	257,146	688,633	1.41%
M. Kevin Fisher	236,564	—	236,564	*
Jesse E. Neyman	69,381	257,544	326,925	*
Johnna Kokenge	151,476	—	151,476	*
H. Richard Walton	50,000	—	50,000	*

L. Melvin Cooper	48,537	37,618	86,155	*
Kenneth T. Hern	40,048	40,894	80,942	*
L.V. McGuire	54,384	40,894	95,278	*
John S. Reiland	45,048	40,894	85,942	*
Richard O. Wilson (f)	132,352	99,990	232,342	*
All current directors & executive officers as a group (11 total)	1,932,892	1,934,408	3,867,300	7.91%
Other 5% Holders
Paul Jasinkiewicz (g)	2,790,888	—	2,790,888	5.71%
Gates Capital Management, Inc. (h)	4,997,932	—	4,997,932	10.23%
BlackRock, Inc. (i)	2,676,030	—	2,676,030	5.48%
The Vanguard Group (j)	2,640,066	—	2,640,066	5.40%
* Less than 1%.

(a)
Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of Common Stock which are beneficially owned by them. Includes the following number of unvested shares of restricted stock for the persons indicated: Mr. Chisholm – 321,844; Mr. Reeves – 191,294; Mr. Fisher  – 143,512; Mr. Neyman –4,777; Ms. Kokenge-none; Mr. Walton – 50,000; Mr.Cooper – 21,506; Mr. Hern - 25,422; Mr. McGuire – 21,506; Mr. Reiland– 25,422 ; and Mr. Wilson –25,422.

(b)	Shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of March 28, 2013.

(c)
Based on an aggregate of 48,865,804 shares of Common Stock issued and outstanding as of March 28, 2013. This assumes that all options beneficially owned by the person are exercised for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of Common Stock.

(d)
Includes 20,470 shares of Common Stock held by ProTechnics II, Inc., managed by Mr. Chisholm. Mr. Chisholm has granted a right to an employee of the Company in connection with a loan made by such employee to a company controlled by Mr. Chisholm that entitles the lender, at the lender’s option, to receive repayment of such loan in shares of Flotek stock owned by Mr. Chisholm, and the shares reflected above that are directly owned by Mr. Chisholm are subject to this contractual encumbrance. The Board has amended the Company’s Insider Trading Policy to prohibit officers and directors from pledging their shares of Flotek stock, but an exception to this prohibition was made for existing arrangements such as this one.

(e)	Includes shares acquired through the Company’s 401(k) Plan.

(f)	Mr. Wilson will be retiring from the Board effective as of the date of the Annual Meeting after 10 years of service to the Company, and therefore is not running for reelection to the Board.

(g)
The address of Paul Jasinkiewicz is 535 Springfield Ave., Suite 120, Summit, New Jersey 07901. Ownership information originated from the Schedule 13G/A filed with the Securities Exchange Commission by Mr. Jasinkiewicz on February 14, 2013.

(h)
The address of Gates Capital Management, Inc. (“Gates”) is 1177 Avenue of Americas, 32nd Floor, New York, New York 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the general partner of Gates Capital Partners, L.P., which is the general partner of ECF Value Fund, L.P. and ECF Value Fund II, L.P. Gates is also the investment manager of ECF Value Fund International, Ltd. Jeffrey L. Gates exercises voting and dispositive power over the securities held by each of the funds listed above (collectively, the “Funds”). Gates may be deemed to be the beneficial owner of the securities held by the Funds, although all reported securities are owned by the Funds. Ownership information originated from the Schedule 13G/A filed with the Securities Exchange Commission by Gates on February 14, 2013.

(i)
The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. Matthew J. Fitzgerald exercises voting and dispositive power over the securities held by BlackRock, Inc. Ownership information originated from the Schedule 13G filed with the Securities Exchange Commission by BlackRock, Inc. on February 4, 2013.

(j)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Ownership information ordinated from the Schedule 13G filed with the Securities Exchange Commission by The Vanguard Group on February 7, 2013.

EXECUTIVE OFFICERS
The following table provides certain information with respect to the executive officers of the Company.

Name and Age	Positions	Position Held Since
John W. Chisholm (58)	Interim President	2009
	President and Chairman of the Board	2010
	Chief Executive Officer	2012

H. Richard Walton (64)	Chief Financial Officer (Interim)	2013
	Executive Vice President and Chief Financial Officer	2013

Steven A. Reeves (62)	President Downhole Tool Division	2007
	Executive Vice President and Chief Operating Officer	2008
	Executive Vice President, Business Development and Special Projects	2009
	Executive Vice President, Operations, Business Development and Special Projects	2010
	Executive Vice President, Operations	2011

M. Kevin Fisher (56)	Executive Vice President, Global Business Development	2011

Jesse E. Neyman (69) *	Vice President of Business Development	2007
	Senior Vice President and Chief Financial Officer	2008
	Executive Vice President, Finance and Strategic Planning	2009
	Executive Vice President, Finance	2011

Johnna D. Kokenge (42) *	Vice President and Chief Accounting Officer	2010
	Vice President and Chief Accounting Officer, Chief Compliance Officer	2012

* Mr. Neyman retired effective August 31, 2012. Ms. Kokenge resigned effective January 25, 2013.
Steven A. Reeves serves as Executive Vice President, Operations beginning May 2011. Previously, Mr. Reeves served as Vice President of Flotek’s Turbeco Division from April 2005 until January 2007 and President of Flotek’s Downhole Tool Division from January 2007 until May 2008. Beginning in May 2008 until October 2009, Mr. Reeves served as Executive Vice President and Chief Operating Officer. Beginning in October 2009, Mr. Reeves served as Executive Vice President, Business Development and Special Projects. Beginning in May 2010, Mr. Reeves served as Executive Vice President, Operations, Business Development and Special Projects. Prior to joining Flotek, Mr. Reeves served in various positions over a 30 year career with Halliburton Energy Services, Inc. (“Halliburton”), from which he retired in May 2002. Mr. Reeves’ responsibilities ranged from field engineer, logging and perforating, to global operations manager for formation evaluation to oversight of Halliburton Energy Services’ worldwide formation evaluation operations. Mr. Reeves spent his last two years with Halliburton Energy Services as the general manager of Jet Research Center (“JRC”) in Alvarado, Texas. JRC originated the jet shaped charge for oil and gas formation stimulation and develops shaped charges for the oil and gas industry. Mr. Reeves holds a Bachelor of Science in Math with minor degrees in Physics and Spanish from East Central University.

H. Richard Walton serves as Executive Vice President and Chief Financial Officer beginning March 2013. Mr. Walton served as Interim Chief Financial Officer from January 2013 through March 2013. Prior to joining Flotek, Mr. Walton spent his entire 30 year career in public accounting, including 20 years as an audit partner at KPMG. His experience includes financial statement audits and registration of securities with the SEC. Following his retirement from KPMG, LLP in 2003, Mr. Walton served as a consultant to public companies, including Flotek since 2010. Mr. Walton is a certified public accountant and has served as an officer in the United States Army. He holds a Bachelor's degree from Westminster College in Economics and Business Administration. He currently serves as Chairman of the Board of Houston Hospice, Chairman of the Finance Committee of DePelchin Children's Center and as a member of the Board of Trustees of the Retina Research Foundation.
M. Kevin Fisher serves as Executive Vice President, Global Business Development since November 2011. Mr. Fisher previously served as the General Manager of Halliburton’s Pinnacle division, a premier oilfield completion and consulting business. Prior to Halliburton’s purchase of Pinnacle from Carbo Ceramics, Mr. Fisher served as President and Chief Executive Officer of Pinnacle Technologies and Executive Vice President of Carbo

Ceramics. His involvement with Pinnacle dates back to 2000 when, prior to Carbo’s purchase of Pinnacle, he served as Vice President of Business Development.
Prior to joining Pinnacle, Mr. Fisher worked for Halliburton for 15 years in positions ranging from Field Engineer up to North American Sales Manager and Global Marketing Manager. Mr. Fisher then joined ProTechnics as Director of Business Development for 8 years. Mr. Fisher has a Bachelor of Science in Natural Sciences from Cameron University and is a graduate of the Harvard Business School Executive Managers Program.

Jesse E. Neyman retired as Executive Vice President, Chief Financial Officer effective August 31, 2012. See the "Employment, Retirement, and Resignation Agreements" section within "Compensation Discussion and Analysis" for further details regarding Mr. Neyman's retirement.
Johnna D. Kokenge resigned as Vice President and Chief Accounting Officer effective January 25, 2013. See the "Employment, Retirement, and Resignation Agreements" section within "Compensation Discussion and Analysis" for further details regarding Ms. Kokenge's resignation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of four directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to oversee management. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met five times during the year ended December 31, 2012.
The independent auditors provided the Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
The Committee discussed and reviewed with the independent auditors all communications required to be discussed by Standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2012, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.
John S. Reiland, Chairman
Kenneth T. Hern
Richard O. Wilson
L. Melvin Cooper
April 19, 2013
This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.
Introduction
Flotek is a global supplier of drilling and production-related products and services, including oilfield chemicals and down-hole drilling and down-hole production tools used in the oil, gas and mining industries. In the period between 2005 and 2007, the Company enjoyed singular success, returning compound annual growth of 156% and increasing its market capitalization to almost $1 billion.
By 2008, however, as a result of the cyclical downturn that impacted the entire energy services business and the Company’s over-leveraged balance sheet, Flotek was on the verge of financial insolvency. Over the next year, the CEO and a major portion of the board of directors resigned, and Flotek was notified by the NYSE that its 30-day average market capitalization and its shareholder equity were both below the NYSE’s $50 million listing standard threshold.
Based on the belief in the potential of the Company’s product offerings, in particular its patented chemicals business, the Board undertook an aggressive rebuilding campaign beginning with the appointment of John Chisholm as Interim President in August 2009 and with the subsequent appointment of new board members. Following significant success in executing the turnaround in 2011, the Company's leadership achieved even more significant milestones in 2012 and early 2013:

•
The Company’s overall outstanding convertible notes balance at par value was reduced by $101.3 million during 2012. The Company's outstanding convertible notes balance at December 31, 2012 was $5.2 million compared to $106.5 million at December 31, 2011.

•
On February 15, 2013, the Company repurchased the remaining $5.2 million of the outstanding convertible notes. The notes were repurchased with cash on hand, without additional borrowings. As a result, the Company no longer has any outstanding convertible notes.

•	The Company reported revenue for the year ended December 31, 2012 of $312.8 million, an increase of $54.0 million, or 21%, compared to $258.8 million for the year ended December 31, 2011.

•
The Company posted net income attributable to common stockholders of $49.8 million or $0.97 per share (fully diluted) for the year ended December 31, 2012 compared to net income attributable to common stockholders of $26.5 million, or $0.56 per share (fully diluted) for the year ended December 31, 2011.

•
The Company, based on objectively verifiable positive evidence, was able to record a benefit of $16.5 million against income tax expense on December 31, 2012. The Company eliminated its full valuation allowance on deferred tax assets that had been recorded in 2009.

•	The Company increased its gross margin to 42.1% for the year ended December 31, 2012 compared to 40.9% for the year ended December 31, 2011, an increase of 1.2% in gross margin.

•
The Company entered into a new credit facility with PNC Bank in December 2012. The facility provides the Company with a $50 million revolving line of credit (unused at December 31, 2012) and a $25 million term loan which was drawn and used to facilitate the convertible note repurchase.

The tables below illustrate the magnitude of the Company’s dramatic recovery.

 Through early 2011, circumstances demanded that the Compensation Committee and the Board of Directors consider and enact extraordinary measures to offer compensation opportunities designed to attract and retain a highly-qualified leadership team dedicated to the Company’s recovery and to establish a strong foundation for future growth. A clear way forward was established and by the third quarter of 2011, the Compensation Committee of the Board engaged a compensation consultant. Since 2011, the consultant has advised the Committee on matters including:

•	A thorough review of compensation strategies and objectives;

•	A review of and recommended changes to the Chief Executive Officer's employment agreement including elimination of "single-trigger" severance following a change-in-control of Flotek;

•	A review and update of the composition of the compensation peer group;

•	A restructuring and refinement of executive annual cash bonus opportunities making amounts earned under the program fully contingent on financial measures that drive shareholder returns; and

•
Adoption of an annual equity-based long-term incentive component to total compensation. In 2012, the vesting of 70% of the grant value of this component was directly linked to the performance of the Company. The vesting of 100% of the grant value of awards made in 2013 will be determined by the performance of the Company based on two financial measures.

The following discussion provides an overview of the Compensation Committee, the background and objectives of our compensation programs for current senior management, and the material elements of the compensation of each of the executive officers identified in the following table, to which we refer as our Named Executive Officers:

Name	Title
John W. Chisholm (1)	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Steven A. Reeves (2)	Executive Vice President, Operations
M. Kevin Fisher (3)	Executive Vice President, Global Business Development
Jesse E. Neyman (4)	Executive Vice President, Finance (Principal Financial Officer)
Johnna Kokenge (5)	Vice President and Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

(1)
Mr. Chisholm was appointed Interim President under the terms of a Service Agreement effective August 11, 2009, and became President on August 12, 2010. Mr. Chisholm was elected as Chairman of the Board on July 13, 2010. Mr. Chisholm was appointed Chief Executive Officer effective March 5, 2012.

(2)
Mr. Reeves was appointed Executive Vice President, Operations effective May 19, 2011. He previously served as Executive Vice President, Operations, Business Development and Special Projects from May 10, 2010 to May 19, 2011. Prior to this appointment, Mr. Reeves served as Executive Vice President, Business Development and Special Projects and Executive Vice President and Chief Operating Officer.

(3)	Mr. Fisher was appointed Executive Vice President, Global Business Development effective November 30, 2011.

(4)	Mr. Neyman retired as Executive Vice President, Finance effective August 31, 2012.

(5)	Ms. Kokenge resigned as Vice President and Chief Accounting Officer effective January 25, 2013.

Compensation Committee
The Compensation Committee has overall responsibility for the approval, evaluation and oversight of the Company’s compensation and benefit plans, policies and programs. The primary function of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation of the Company’s named executive officers and outside directors. The primary responsibilities of the Compensation Committee include (i) annually reviewing the Company’s general compensation policies with respect to named executive officers and directors, (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and approving or recommending to the Board compensation levels based on these evaluations, (iii) producing a committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings, and (iv) recommending the compensation program applicable to the Company’s outside directors.

The Company’s Board appoints Compensation Committee members and Chairman annually, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Compensation Committee may be removed, with or without cause, by our Board. The Board appoints members to the Compensation Committee considering criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements
Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Compensation Committee’s function is more fully described in its charter. The Compensation Committee will continue to review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis.
The Compensation Committee works with the Company’s Chief Executive Officer to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. The Compensation Committee on occasion meets with the Company’s Chief Executive Officer and other executives to obtain recommendations with respect to the Company’s compensation programs, practices and packages for executives, other employees and directors. Although management makes recommendations to the Compensation Committee on executive compensation, the Compensation Committee is not bound by and does not always accept management’s recommendations. The Compensation Committee has historically sought input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.
Outside corporate counsel, and other members of our management and outside advisors, may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee may vote on items before the Compensation Committee.
Our Compensation Committee may retain, at our expense, independent compensation consultants in the consideration of executive compensation matters. The Compensation Committee meets with the compensation consultants, both in and outside of the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations in determining and making adjustments to our executive compensation program. Commencing in the second quarter of 2011, the Compensation Committee engaged BDO USA, LLP (referred to herein as the “Compensation Consultant” or “BDO”) to assist in fulfilling its responsibilities as assigned by the Chairman of the Compensation Committee. In renewing its engagement with BDO in December 2012, the Compensation Committee analyzed factors specified by the Securities and Exchange Commission and the NYSE that affect the independence of compensation advisers. Based on this analysis, the Compensation Committee concluded that there were no independence concerns related to BDO in its role as an independent adviser to the Compensation Committee.

 Under the direction of the Chairman of the Compensation Committee, the Compensation Consultant provides information regarding compensation trends in the energy services industry, relative compensation for similarly-

situated executive officers in the industry, the structure of our cash and equity incentive awards and the structure of the compensation program for outside directors. In addition, at the Compensation Committee’s request, the Compensation Consultant worked with management to prepare materials for review by the Compensation Committee and made recommendations regarding the Compensation Committee’s calendar and has provided assistance in the composition of this Compensation Discussion and Analysis.
Compensation Philosophy
We operate in a very competitive environment. Our principal competitors are larger, more established providers of services in our industry and, because of their size, generally have more significant resources than we do. In order to successfully compete in this environment, we must be able to attract and retain highly skilled employees with well-developed management, operational and marketing skills. The Company has been successful in developing and retaining a highly-qualified management team by offering compensation that is equitable, reasonably competitive with what we believe they might earn elsewhere based on our understanding of market practices, and closely tied to performance through our annual salary review process, our annual cash bonus plan, and grants of stock options and other forms of equity-based opportunities from our 2010 Long-Term Incentive Plan or LTIP.
In general, our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing business segments;

•	Align the interests of our executive officers with those of stockholders to increase the value of our enterprise;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Provide accountability for the executives’ performance to the Board;

•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets and objectives; and

•	Encourage executives to meet non-financial goals that the Board believes are necessary for the success of the Company.
As we endeavor to evaluate the adequacy of our overall executive compensation program, our Compensation Committee works with the Compensation Consultant to evaluate and compare certain elements of total compensation against a group of similar publicly-traded energy services companies (the “Compensation Peer Group”). We evaluate each element of compensation (base salary, cash bonus incentive compensation and equity compensation), as well as the total of all compensation elements. While the Compensation Consultant’s information on peer practices is used to assess the adequacy of the Company’s total compensation opportunities, the Compensation Committee does not target any percentile level of the peer data as a benchmark for setting pay opportunities.
In regard to the use of peer company data in setting compensation opportunities, we would prefer to define the market for our executive talent using a sizable group of companies that are comparable to us in both size and line of business.

However, there are not sufficient companies that compare to us in size and line of business to comprise such a peer group. Therefore, as we evaluate the adequacy of our compensation programs, the Compensation Committee considers data in regard to our Compensation Peer Group and, when required, data from published survey sources as well as information from our directors, management and our Compensation Consultant based on their collective understanding of industry practices.

The companies that comprised our Compensation Peer Group in 2012 included the following:

Basic Energy Services, Inc.	Matrix Service Company
Bolt Technology Corporation	Newpark Resources, Inc.
Carbo Ceramics, Inc.	Parker Drilling, Inc.
CE Franklin, Ltd.	Pioneer Drilling, Inc. *
Dawson Geophysical, Inc.	Team, Inc.
Geokinetics Inc.	Tesco Corporation
Layne Christensen, Inc.	Tetra Technologies, Inc.
Lufkin Industries, Inc.	Union Drilling, Inc.
* Changed name to Pioneer Energy Services in July 2012.

The peer group was reviewed and amended in December 2012 for purposes of supporting 2013 compensation decisions. For 2013, Bolt Technology Corporation and Dawson Geophysical were eliminated because their market capitalization fell significantly below a level the Committee considered appropriate for a group of representative peers. Geokinetics was eliminated as well because of its financial difficulties which led to bankruptcy filing in 2013.
The Compensation Committee intends to continually monitor the composition of the Compensation Peer Group to assure that it provides a useful representation of the market for leadership talent in which the Company competes.
Executive Officer Compensation

Principal Elements of Compensation of Our Named Executive Officers
The principal elements of the compensation package offered to our executive officers consist of:

•	Base salary;

•	Annual bonus incentive opportunities; and

•	Equity compensation under the 2010 LTIP.
Some, but not all of the named executive officers participate in certain limited perquisite programs as described later in this discussion. Group insurance programs and the Company’s 401(k) Plan are available to all named executive officers on the same basis as all other employees of the Company.

Allocation of Compensation among the Principal Components
The Compensation Committee has not established formulas for allocating compensation between compensation elements at this time. Rather, the Compensation Committee reviews compensation structures of companies in our Compensation Peer Group, historical compensation for the participant, the participant’s responsibilities, the performance of the participant and the Company on goals approved by the Committee, and the individual circumstances of senior executives when determining the mix of base salary, cash bonus percentages, and annual equity award opportunities. As a result, the Compensation Committee may apply a different mix of base salary, cash bonus incentive compensation and equity compensation to different executive officer positions. The Company’s historical objectives have been to make executives’ overall compensation opportunity significantly contingent on operational and financial performance.

In 2012, the percentage allocation of compensation elements at target levels for the Company's Named Executive Officers were as illustrated in the following table:

Name	Base Salary	Bonus Target	LTIP Grant Value	Total
John W. Chisholm	25.3%	20.3%	54.4%	100%
Steven A. Reeves	29.9%	17.9%	52.2%	100%
M. Kevin Fisher	29.9%	17.9%	52.2%	100%
Jesse E. Neyman	41.7%	20.8%	37.5%	100%
Johnna D. Kokenge	35.7%	19.6%	44.7%	100%

Base Salary
The Company reviews base salaries for the President and Chief Executive Officer and other executive officers annually to determine if a change is appropriate. In reviewing base salaries, several factors are considered including a comparison to base salaries paid for comparable positions in the Compensation Peer Group, the relationship among base salaries paid within the Company and individual experience and performance. The Company’s intent is to fix base salaries at levels consistent with comparable industry positions, Company performance and remunerative objectives, including the ability to attract, motivate and retain highly talented individuals in a competitive environment while retaining an appropriate balance between fixed and performance-contingent compensation elements.

Chairman of the Board, President and Chief Executive Officer
Mr. Chisholm is compensated under a Services Agreement that pays two entities controlled by Mr. Chisholm (the “Chisholm Companies”) as an independent contractor. In addition, Mr. Chisholm entered into an agreement with the Company under which he also became an employee of the Company. In March 2012, the Company amended Mr. Chisholm’s services agreement to increase these monthly payments, in the aggregate, from $50,167 to $53,917 as compensation for his services. In addition, in November 2011, the Company agreed to pay Mr. Chisholm a monthly salary of $4,000, an amount that was not adjusted in 2012.

Other Executive Officers
After a review of responsibilities, performance and the Company’s understanding of salary levels typically available to officers filling comparable positions in other public energy services companies, the salary adjustments in the table below were approved effective during 2012.

Name	Title	Beginning Salary	New Salary	Percent Increase
Steven A. Reeves	EVP-Operations	$295,000	$324,500	10.00%
M. Kevin Fisher	EVP-Business Development	$305,000	*	*
Jesse E. Neyman	EVP-Finance	$270,000	$292,950	8.5%
Johnna D. Kokenge	VP and Chief Accounting Officer	$255,000	$277,950	9.0%

* A 2012 salary adjustment was not approved for Mr. Fisher as he joined the company in November of 2011.

Annual Bonus Compensation
Under the terms of the annual cash bonus program available to named executive officers and other leadership employees, participants had the opportunity to earn annual cash incentives based on the achievement of Company performance as measured by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).

Adjusted EBITDA is a Non-GAAP measure under which EBITDA results may be adjusted to recognize stock compensation, financing transaction costs (whether paid in cash or not), and other noncash or nonrecurring charges not directly related to the ongoing operations of the Company. Determination of Adjusted EBITDA is based solely on the judgment of the Audit Committee of the Board of Directors. In 2012, if target performance was achieved, Mr. Chisholm would earn a bonus equal to 80% of his salary.

Target bonuses for Messrs. Reeves and Fisher were 60% of salary while target bonuses for Mr. Neyman and Ms. Kokenge were 50% and 55% of salary, respectively. Further, if Adjusted EBITDA results attained only a minimum-defined level, 40% of target bonuses would be earned, and if Adjusted EBITDA results achieved a maximum defined level, 200% of target bonuses would be earned.

2012 Cash Bonus Performance Measures
Minimum (40%)	Target (100%)	Maximum (200%)
$65.0 million	$78.0 million	$87.0 million

Executives were given the opportunity to elect to receive 50% of their target bonus in restricted shares of Flotek Common Stock awarded conditionally at the beginning of the year based on the fair market value of the Common Stock on the date of grant subject to the agreement that none of the shares would vest if minimum performance was not achieved and that any bonus earned in excess of 50% of the target amount would be paid in cash. All named executive officers elected to receive 50% of their target award in equity receiving a number of shares equal to 50% of target bonus divided by $11.04, the fair market value of the Company’s Common Stock on March 7, 2012.

The table below shows the range of bonus opportunities based on various Adjusted EBITDA results. Actual Adjusted EBITDA for 2012 was $87.6 million, resulting in a maximum bonus for program participants.

	Minimum	Target	Maximum	Actual*
	40%	100%	200%	200%
John W. Chisholm	$222,400	$556,000	$1,112,000	$1,112,000
Steven A. Reeves	$77,880	$194,700	$389,400	$389,400
Jesse E. Neyman	$58,590	$146,475	$292,950	$292,500
Johnna D. Kokenge	$61,149	$152,738	$305,476	$305,476
M. Kevin Fisher	$73,200	$183,000	$366,000	$366,000

* As described above, a portion of earned value of bonuses took the form of restricted stock if elected by the executive. Such shares vested upon certification by the Compensation Committee of the Board that performance requirements for vesting were met. The number of shares associated with this election were: John W. Chisholm — 25,181 shares; Steve A. Reeves — 8,818 shares; Jesse E. Neyman — 6,634 shares; Johnna D. Kokenge — 6,924 shares; and M. Kevin Fisher — 8,288 shares.

2012 Equity Compensation
In order to address the Company's objectives of retaining critical talent and increasing the amount of the long-term incentive opportunity that is contingent on the performance of the Company, the Compensation Committee established 2012 target grant values for each Named Executive Officer, expressed as a percentage of base salary, as follows:

Percent of Base Salary
John W. Chisholm	215%
Steven A. Reeves	175%
M. Kevin Fisher	175%
Jesse E. Neyman	90%
Johnna D. Kokenge	125%

Thirty percent of the target grant value of the 2012 long-term incentive opportunity was granted on March 7, 2012 in the form of restricted shares based on the fair market value of the shares as of that date of $11.04. These shares vest ratably over a three-year period. Each Named Executive Officer also received performance units with respect to the remaining seventy percent of the target grant value.

The number of performance units issued to the recipient would be determined by dividing seventy percent of the target grant value by the fair market value of the shares as of the date of the establishment of this opportunity, $11.04. Shares of Company common stock would be issued for these performance units to the extent that 2012 Adjusted EBITDA targets under the bonus plan were achieved.
A number of shares of Company common stock equal to forty percent of the number of performance units would be issued if the minimum amount of Adjusted EBITDA was achieved, a number of shares of Company common stock equal to 100% of the target number of performance units would be issued if the target amount of Adjusted EBITDA was achieved, and a number of shares of Company common stock equal to 200% of the target number of performance units would be issued if the maximum level of Adjusted EBITDA was achieved. If Adjusted EBITDA between minimum and target or between target and maximum thresholds was achieved, the number of shares earned would be adjusted on a linear basis. Vesting of earned performance units would occur ratably over three years commencing with the date of grant; however, if maximum Adjusted EBITDA performance was achieved, vesting would occur ratably over two years commencing with the date of grant.

As discussed in the section titled "Annual Bonus Compensation," the Committee determined the Adjusted EBITDA of the Company resulted in maximum bonuses earned for the 2012 annual period and under the terms of the award agreements, the maximum number of performance units was earned.

Accordingly, one-half of the performance units vested and were converted to shares during the first quarter of 2013. The remaining one-half of the units were converted into shares during the first quarter of 2013 but will not vest until the first quarter of 2014 pursuant to the terms of the award agreements.

The following table shows the award program available under the 2012 equity grants and the number of units earned as a result of the Company's 2012 Adjusted EBITDA.

2012 Long-Term Incentive Opportunity
	Min	Target	Max	Actual

Performance Award Vesting %	40%	100%	200%	200%
Amounts in Millions ($)
2012 Adjusted EBITDA	$65.0	$78.0	$87.0	$87.6

Performance Award Vesting %	40%	100%	200%	200%
Amounts in Shares
John W. Chisholm	37,898	94,744	189,488	189,488
Steven A. Reeves	14,403	36,007	72,013	72,013
M. Kevin Fisher	13,537	33,843	67,686	67,686
Jesse E. Neyman	6,687	16,717	33,435	33,435
Johnna D. Kokenge	8,812	22,030	44,059	44,059

Employment, Retirement and Resignation Agreements
John W. Chisholm – Services Agreement
On March 5, 2012, Flotek and two companies controlled by John W. Chisholm, Chief Executive Officer, President and Chairman of the Board of Directors (the “Chisholm Companies”), entered into the Third Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which the Chisholm Companies agreed to continue to provide the services of Mr. Chisholm to Flotek. The Service Agreement provides that Flotek will pay the Chisholm Companies a monthly amount as consideration for the provision of Mr. Chisholm’s services. The Service Agreement was amended and restated on April 1, 2013, pursuant to the Fourth Amended and Restated Service Agreement between the Chisholm Companies and the Company in order to adjust the compensation payable to the Chisholm Companies.
The initial term of the Service Agreement will expire on February 28, 2015, but such term is extended on a monthly basis on the last day of each month so that the term of the Agreement is never less than 36 months, unless either party gives prior written notice of non-renewal. Flotek may terminate the Service Agreement at any time and for any reason with or without Cause (as defined in the Service Agreement) and the Chisholm Companies may terminate the Service Agreement for Good Reason (as defined in the

Service Agreement). Upon termination of the Service Agreement by Flotek without Cause (but not in connection with a Change of Control) or by the Chisholm Companies for Good Reason, the Chisholm Companies will be entitled to receive severance compensation equal to 200% of the base compensation and target bonus in effect for the year in which the termination occurs.
If Mr. Chisholm is entitled to payments and benefits described in the Agreement that, together with any other payments which Chisholm and/or his affiliates has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), the payments and benefits under the Agreement will be either (i) reduced (but not below zero) so that the aggregate present value of all such payments and benefits received by Chisholm and his affiliates from the Company and its affiliates for purpose of Section 280G shall be $1.00 less than three times Chisholm's “base amount” (as defined in Section 280G of the Code) and so that no portion of such payments received by Chisholm and his affiliates for purposes of Section 280G shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever produces the better net after-tax result for Chisholm, the Chisholm Companies, and his other affiliates (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).

If the Service Agreement is terminated by Flotek with cause, or due to the death or disability of Mr. Chisholm, the Chisholm Companies will be entitled to receive the base compensation earned and payable through the date of termination. The Service Agreement also contains certain non-solicitation restrictions for a period of 24 months following the date of termination of the Service Agreement.
On March 5, 2012, Flotek and John Chisholm entered into a new Letter Agreement (the “Letter Agreement”), pursuant to which Flotek agreed to employ Mr. Chisholm for a term equal to the term provided for in the Service Agreement. Pursuant to the terms of the Letter Agreement, Flotek will pay Mr. Chisholm a monthly salary that may be adjusted from time-to-time. Mr. Chisholm is subject to certain confidentiality obligations and non-solicitation restrictions for a period of 24 months following the date of termination of the Letter Agreement. This Letter Agreement was amended and restated on April 1, 2013, in order to adjust the compensation of Mr. Chisholm.
Steven A. Reeves – Employment Agreement
On June 1, 2012, the Company and Mr. Reeves entered into an Employment Agreement in connection with his position as Executive Vice President, Operations, of the Company.
The Employment Agreement with Mr. Reeves (i) provides for a term of employment until the earlier of (1) May 31, 2014, (2) Mr. Reeves’s resignation with or without good reason (as defined in the Employment Agreement) or Mr. Reeves’s death or disability and (3) termination by the Company with or without cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Reeves’s employment by the Company without cause or by Mr. Reeves for good reason prior to May 31, 2014, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Reeves will be entitled to receive (1) severance compensation equal to two-thirds of the sum of his annual base salary and target bonus, payable in eight monthly installments equal to one-eighth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement, and (2) coverage at the Company’s expense under the employee health insurance plan for a period of twenty-four months following execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the terms of the Employment Agreement, Mr. Reeves’ annualized base salary was established at $324,500. In addition to the foregoing, Mr. Reeves is entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan, and reimbursement for reasonable expenses.

M. Kevin Fisher – Employment Agreement
On November 30, 2011, the Company and Mr. Fisher entered into an Employment Agreement in connection with his election as Executive Vice President, Business Development and Marketing of the Company.
The Employment Agreement with Mr. Fisher (i) provides for a term of employment until the earlier of (1) December 31, 2013, (2) Mr. Fisher’s resignation with or without good reason (as defined in the Employment Agreement) or Mr. Fisher’s death or disability and (3) termination by the Company with or without cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Fisher’s employment by the Company without cause or by Mr. Fisher for good reason prior to
December 31, 2013, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Fisher will be entitled to receive (1) severance compensation equal to two-thirds of the sum of his annual base salary and target bonus, payable in eight monthly installments equal to one-eighth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement, and (2) coverage at the Company’s expense under the employee health insurance plan for a period of eight months following execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Fisher’s initial annualized base salary is $305,000, he received a cash bonus on the commencement of his employment of $100,000 and was awarded a grant of 200,000 shares of common stock of the Company pursuant to one of the Company’s long term incentive plans. The shares of common stock will vest over a two-year period and will vest immediately upon Mr. Fisher’s death, resignation for good reason, termination without cause or upon a change of control of the Company. In addition to the foregoing, Mr. Fisher will be entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and reimbursement for reasonable expenses.
Jesse E. Neyman - Retirement Agreement
Effective as of August 31, 2012 Mr. Neyman resigned as Executive Vice President of the Company and entered into a Retirement Agreement under which he would continue as an employee through November 30, 2013. Upon execution of the Retirement Agreement, Mr. Neyman received a cash payment of $220,000, and, commencing on September 1, 2012, began receiving a monthly salary of $36,600. Mr. Neyman will be paid $110,000 following the term of the Agreement contingent on the execution of certain releases. Finally, Mr. Neyman will be paid $200,000 on March 31, 2015 contingent on the execution of a "release".

The Retirement Agreement also addresses the vesting of unvested stock options, restricted stock and restricted unit awards that would not otherwise have vested as of November 30, 2013.
Johnna D. Kokenge - Resignation Agreement
Effective January 25, 2013 Flotek and Ms. Kokenge entered into a Resignation Agreement. Under the terms of the Resignation Agreement, Ms. Kokenge resigned her positions as Vice President and Chief Accounting Officer effective January 25, 2013, and resigned as an employee of the Company effective February 2, 2013. Under the Resignation Agreement, Ms. Kokenge will act as a consultant and independent contractor for the Company for a period beginning February 2, 2013 and extending until no later than August 31, 2013. Upon execution of the Resignation Agreement, Ms. Kokenge received a cash payment of $522,930 and receives a monthly consulting fee of $24,000 to be paid through August 31, 2013.
The Resignation Agreement also addresses the vesting of unvested stock options, restricted stock and restricted stock units that would not otherwise have vested as of February 2, 2013.
Other Benefits
The Company believes establishing a competitive benefit package for employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, including medical, dental & vision care programs, Company-paid accidental death, dismemberment & life insurance, and Flotek’s 401(k) plan, on the same basis as other employees. The Company matches 50% of employee contributions made, up to 4% of qualified employee compensation contributions. The Company does not offer pension or retirement benefits other than the 401(k) plan. The Company’s international employees may have slightly different employee benefit plans than those offered domestic employees, typically as a result of legal requirements of the specific country.
Perquisites
The perquisites received by each senior executive are determined by past practices. The specific perquisites available to some of the Company’s named executives include:
•    Mr. Steven A. Reeves is provided the use of a Company owned vehicle and provided a fuel allowance.
•    Mr. M. Kevin Fisher is provided a vehicle allowance.
Tax and Accounting Implications
Deductibility of Executive Compensation
The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code which provides that the Company may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to stockholder-approved plans is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Code.
The Compensation Committee makes every reasonable effort to structure and administer executive compensation opportunities so that compensation will not be subject to the Section 162(m) deduction limit. However, the Compensation Committee may from time to time approve payments and equity awards that cannot be deducted in order to maintain flexibility in structuring appropriate compensation opportunities in the interest of stockholders.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718. Equity based compensation is expensed over the requite service period pursuant of the grant award terms. The Company considers the expenses associated with the grant of options and other long-term incentive awards in granting such awards.
Section 409A
To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code. Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.
Clawback Policy
Administrative guidelines adopted in connection with 2013 bonus opportunities and long-term incentive awards include a provision that requires each participant to agree to abide by any compensation recovery, recoupment, anti-hedging or other policy applicable to executives as approved by the Board or a duly authorized committee or as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable law.
2013 Compensation Actions
Walton Employment Agreement
On March 13, 2013, the Company and Mr. H. Richard Walton entered into an Employment Agreement in connection with his election as Chief Financial Officer of the Company.
The Employment Agreement with Mr. Walton (i) provides for a term of employment until the earlier of (1) March 31, 2015, (2) Mr. Walton's resignation with or without good reason (as defined in the Employment Agreement) or Mr. Walton's death or disability and (3) termination by the

Company with or without cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Walton's employment by the Company without cause or by Mr. Walton for good reason prior to
March 31, 2015, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Walton will be entitled to receive severance compensation equal to seventy-five percent of the sum of his annual base salary and target bonus, payable in nine monthly installments equal to one-ninth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Walton's initial annualized base salary is $325,000, and he has a target bonus for 2013 of $195,000 and was awarded a grant of 50,000 shares of restricted common stock of the Company pursuant to one of the Company's long-term incentive plans. The shares of restricted common stock will vest over a two-year period and will vest immediately upon Mr. Walton's death, resignation for good reason, termination without cause or upon a change of control of the Company.
Kokenge Resignation Agreement
Effective as of January 25, 2013, Ms. Kokenge resigned as an officer of Flotek and resigned as an employee effective on February 2, 2013. For further details regarding Ms. Kokenge's resignation agreement see discussion in the "Employment, Retirement and Resignation Agreements" section.
2013 Salary Increases
Following a review of market data, the Company’s 2012 performance, and the performance of executive officers in 2012, salary increases were approved as described below.
Effective April 1, 2013, the Board approved an increase in Mr. Chisholm's annual salary from $48,000 to $50,000, and the amount paid annually to the Chisholm Companies was increased from $647,000 to $700,000.

Chief Executive Base Salary
John W. Chisholm *	$750,000
*Includes amounts paid to the Chisholm Companies under the Service Agreement and salary paid under the letter agreement with Mr. Chisholm.

In regard to the other Named Executive Officers, the following base salary amounts were approved by the Compensation Committee effective March 17, 2013:

Executive Base Salary
Steven A. Reeves	$355,000
M. Kevin Fisher	$340,000
H. Richard Walton	$325,000
2013 Management Incentive Plan
Target bonus opportunities for 2013, expressed as a percent of base salary were approved as shown in the table below. These percentages (except for Mr. Walton who is participating in the program for the first time in 2013) are the same as the target percentages in effect for 2012.

Percent of Base Salary
John W. Chisholm	80%
Steven A. Reeves	60%
M. Kevin Fisher	60%
H. Richard Walton	60%
Bonuses will be earned under this program to the extent that 2013 Adjusted EBITDA targets and operating income targets are achieved. Adjusted EBITDA is calculated as disclosed under the description of our 2012 program.
Fifty percent of the target amount is earned if a defined minimum level of Adjusted EBITDA is achieved, 100% is earned if target Adjusted EBITDA is achieved, and 150% of target is earned if a maximum level of Adjusted EBITDA is achieved. The Company has set the annual 2013 defined minimum level of Adjusted EBITDA to be achieved equal to the actual amount of Adjusted EBITDA reported for 2012. The bonus percentage earned for Adjusted EBITDA between minimum and target and between target and maximum is determined by linear interpolation, however, the Compensation Committee reserves discretion to make adjustment to equitably reduce the amount of the bonus to reflect developments, events, or actions which were not anticipated by the Compensation Committee when the bonus objective was established. No bonus is earned if performance is below the defined minimum Adjusted EBITDA level.
An additional 50% of the bonus target will be added to the percentage earned based on Adjusted EBITDA if Adjusted EBITDA is equal to or greater than the defined minimum level and if operating income equals or exceeds a certain percentage of gross revenue. By way of example, if a bonus amount equal to 110 percent of target is earned based on Adjusted EBITDA and operating income is a certain percentage of gross revenue or more, then the bonus earned will be equal to 160% of the target amount.

Named Executive Officers were offered the opportunity to elect to receive one-half of the target value of their 2013 MIP opportunity in the form of restricted shares of the Company’s common stock which is forfeitable if and to the extent that target Adjusted EBITDA is not achieved. All Named Executive Officers elected to receive 50% of their target award in equity and received a number of restricted shares equal to 50% of target bonus divided by $16.35, the fair market value of the Company’s Common Shares on March 28, 2013.
2013 Long-Term Incentive Program
The Committee has approved long-term incentive opportunities for 2013 and has established that the target value of grants will be as shown in the table below. These percentages (except for Mr. Walton who is participating in the program for the first time in 2013) are the same target values in effect for 2012.

Percent of Base Salary
John W. Chisholm	215%
Steven A. Reeves	175%
M. Kevin Fisher	175%
H. Richard Walton	175%
The vesting of equity awards under the incentive opportunity will be based solely on the performance of the Company.
The target value is equal to each executive's base annual salary multiplied by the percentage disclosed in the table above. The target value is converted to Target Units by dividing the target value by $16.35, the fair market value of the Company's common shares on March 28, 2013.

This number of Target Units is referred to as "100% of the Target Units." At the end of the year, once the earned multiple percentage of the annual management incentive bonus target is approved, that same percentage will be multiplied by the target units to determine the number of shares earned. One-third of the shares earned will vest immediately upon the date that the determination is made by the Company of the amount of the award which has been earned, while the remaining shares will vest in equal portions on each of the next two anniversaries of the determination of the award of target shares for Target Units. The 2013 awards do not contain an acceleration of the vesting schedule from three years to two years if maximum performance is achieved as was the case with the 2012 awards.
By way of example, if the target units for a hypothetical executive were determined to be 10,000 units and the Adjusted EBITDA Percentage and the Operating Income Percentage resulted in a bonus multiplier of 160%, then 16,000 shares would have been earned and would vest and be issued as shares as described above.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
L.V. “Bud” McGuire, Chairman
L. Melvin Cooper
Kenneth T. Hern
John S. Reiland
Richard O. Wilson
April 19, 2013

Summary Compensation Table
The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2012, 2011 and 2010 by:

•	each person who served as our principal executive officer in 2012, 2011 and 2010

•	each person who served as our principal financial officer in 2012, 2011 and 2010;

•	the Company’s three most highly compensated executive officers, other than our chief executive officer and chief financial officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
John W. Chisholm – President, Chairman of the	2012	48,000	1,112,000	(1)	2,540,229	(2)	—		647,000		4,347,229
Board of Directors and Chief Executive Officer	2011	48,000	772,800		1,838,000		2,084,726	(3)	921,857		5,665,383
	2010	5,538	362,876		683,650		555,584		674,447		2,282,095
Steven A. Reeves – Executive Vice President, Operations	2012	324,500	389,400	(1)	965,383	(2)	—		7,127		1,686,410
	2011	286,667	334,675		459,500		1,042,363	(3)	6,954	(4)	2,130,159
	2010	275,000	240,207		310,500		—		600		826,307
M. Kevin Fisher – Executive Vice President,	2012	305,000	366,000	(1)	907,374	(2)	—		9,178		1,587,552
Global Business Development	2011	25,417	100,000		1,822,000		—		923		1,948,340
Jesse E. Neyman – Executive Vice President, Finance	2012	292,500	292,500	(1)	79,102	(2)	—		299,691		963,793
	2011	261,667	245,153		—		521,182	(3)	6,354		1,034,356
	2010	250,000	225,203		—		—		—		475,203
Johnna D. Kokenge – Vice President and Chief Accounting	2012	277,950	305,745	(1)	590,642	(2)	—		—		1,174,337
Officer	2011	231,667	279,675		459,500		1,051,892	(3)	5,912		2,028,646
	2010	138,750	129,210		243,145		—		—		511,105
(*)    The Company did not have for the year ended December 31, 2012 any executive officers other than the President and Chief Executive Officer; Executive Vice President, Operations; Executive Vice President, Global Business Development; Executive Vice President, Finance; and Vice President and Chief Accounting Officer.
(1)    Mr. Chisholm, Mr. Reeves, Mr. Fisher, Mr. Neyman, and Ms. Kokenge received as part of the 2012 MIP Bonus plan $1,112,000, $389,400, $366,000, $292,500 and $305,745, respectively.
(2)    Represents the amounts recognized for financial reporting purposes in accordance with ASC Topic 718 for the year ended December 31, 2012, related to restricted stock awards made pursuant to the 2012 Long Term Incentive Plan. These amounts include awards granted during 2012 and reflect the fair value amount of compensation of the awards and the fair value of the awards on the date of grant. The restricted stock awards are expensed over a vesting period for each respective grant. The grant date fair value of the restricted stock awards granted to Mr. Chisholm, Mr. Reeves, Mr. Fisher, Mr. Neyman and Ms. Kokenge on March 7, 2012 as determined pursuant to ASC Topic 718, was $11.04 per share, respectively. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a description of the ASC Topic 718 valuation.
(3)    Represents the amounts recognized for financial reporting purposes in accordance with ASC Topic 718 for the year ended December 31, 2011, related to stock options granted pursuant to our 2010 Long Term Incentive Plan. These amounts include stock options granted during fiscal 2011 and reflect the fair value amount of the awards and the fair value of the awards on the date of grant. The grant date fair value of the stock option awards granted to Mr. Chisholm Mr. Reeves, Mr. Neyman, and Ms. Kokenge on April 11, 2011, as determined pursuant to ASC Topic 718, was $5.21 per share. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a description of the ASC Topic 718 valuation.
(4)    The expenses for all Company provided vehicles were determined through averaging the FMV, odometer reading and estimated percentage personal use.

The following table details “All Other Compensation”:

		($)	($)	($)	($)	($)
Name and Principal Position	Year	Company Provided Vehicle	Company Match 401 (k)	Services and Consulting Contracts (a)	Non- employee Director Fees (b)	All Other Compensation
John W. Chisholm – President, Chairman of the Board of Directors and	2012	—		647,000	—	647,000
Chief Executive Officer	2011	—	37	921,818	—	921,855
	2010	—	—	629,000	45,447	674,447
Steven A. Reeves – Executive Vice President, Operations	2012	600	6,527	—	—	7,127
	2011	600	6,354	—	—	6,954
	2010	600	—	—	—	600
M. Kevin Fisher – Executive Vice President, Global Business Development	2012	12,000	4,954	—	—	16,954
	2011	923	—	—	—	923
Jesse E. Neyman – Executive Vice President, Finance	2012	—	9,178	—	—	9,178
	2011	—	6,354	—	—	6,354
Johnna D. Kokenge – Vice President and Chief Accounting Officer	2012	—	4,280	—	—	4,280
	2011	—	5,912	—	—	5,912

(a)
Mr. Chisholm received $1,457,601 in 2012 related to his services contract with the Company, which includes $750,600 paid to Protechnics as bonus and $60,000 to CMI as bonus ( $810,600 total bonus) See bonus column.

(b)	Mr. Chisholm received, in 2010, prior to election as President, $45,447 in Board of Director fees.
Equity-Related Compensation
The following table discloses the number of restricted stock awards and stock options granted during the fiscal year ended December 31, 2012, to each named executive officer, including the grant date fair value of these awards.
2012 Grants of Plan Based Awards

		($)			($)			(#)	(#)	($/Share)	($)
Name	Grant Date Equity Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options (1)	Exercise or base price of award or option	Grant Date fair value for stock and option award (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John W. Chisholm	3/7/2012	—	—	—	418,390	1,045,975	2,091,950	40,605	—	11.04	2,540,229
		222,400	556,000	1,112,000	—	—	—	—	—	—	—
Steven A. Reeves	3/7/2012	—	—	—	159,005	397,513	795,025	15,431	—	11.04	965,383
		77,800	194,700	389,400	—	—	—	—	—	—	—
M. Kevin Fisher	3/7/2012	—	—	—	149,450	373,625	747,250	14,504	—	11.04	907,374
		73,200	183,000	366,000	—	—	—	—	—	—	—
Jesse E. Neyman	3/7/2012	—	—	—	—	—	—	7,165	—	11.04	79,102
		58,590	146,575	292,950	—	—	—	—	—	—	—
Johnna D. Kokenge	3/7/2012	—	—	—	97,283	243,206	486,413	9,441	—	11.04	590,642
		61,150	152,873	305,745	—	—	—	—	—	—	—
(1)    This column reports the number of shares purchasable upon exercise of stock options granted under the 2010 Long-Term Incentive Plan.
(2)    This column reports the grant date fair value of each equity award granted in 2011 computed in accordance with ASC Topic 718.

The following tables provides information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2012.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards
		(#)		(#)		(#)	($)
Name	Year of Grant Date	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Equity Incentive plan awards: number of securities underlying unexercised unearned options	Option Exercise price	Option Expiration Date
John W. Chisholm	2004	332	(1)	—		—	2.30	12/22/2014
	2005	20,000	(1)	—		—	9.40	12/21/2015
	2007	7,800	(2)	—		—	22.37	5/16/2013
	2008	4,628	(3)			—	22.75	3/27/2014
	2009	20,001	(4)	6,667	(4)	—	2.51	2/16/2019
	2009	400,000	(5)	—		—	1.02	12/22/2019
	2010	300,000	(6)	—		—	2.17	11/10/2020
	2011	—		400,000	(7)	—	9.19	1/1/2021
Steven A. Reeves	2007	15,348	(8)	—		—	13.81	3/12/2013
	2008	8,680	(3)	—		—	22.75	3/27/2014
	2008	7,724	(9)	—		—	22.75	8/8/2014
	2009	20,371	(4)	20,371	(4)	—	2.51	2/16/2019
	2011	—		200,000	(7)	—	9.19	1/1/2021
Jesse E. Neyman	2007	3,070	(8)	—		—	3.81	3/12/2013
	2008	5,784	(3)	—		—	22.75	3/27/2014
	2009	24,445	(4)	14,815	(4)	—	2.51	2/16/2019
	2009	112,500	(10)	37,500	(10)	—	2.30	8/11/2019
	2011	—		100,000	(7)	—	9.19	1/1/2021
Johnna D. Kokenge	2011	—		200,000	(11)	—	9.19	1/1/2021

(1)
On December 22, 2005, the Compensation Committee, on behalf of the Board, approved the acceleration of the vesting of all previously unvested stock option granted under the 2003 and 2005 Long Term Incentive Plan.

(2)	These stock options fully vested May 18, 2011.

(3)	These stock options fully vested on March 28, 2012.

(4)	These stock options will fully vest February 16, 2013.

(5)	These stock options fully vested June 30, 2010.

(6)	These stock options fully vested December 31, 2012.

(7)	These stock options will fully vest April 8, 2013.

(8)	These stock options fully vested March 13, 2011.

(9)	These stock options fully vested August 9, 2012.

(10)	These stock options will vest in four equal annual installments beginning August 11, 2010.

(11)
These stock options originally fully vest April 8, 2013. The total number of unvested stock options granted on March 7, 2012 were 100% vested on February 2, 2013, in connection with the resignation agreement.

	Restricted Stock Awards
		(#)		($)	(#)		($)
Name	Year of Grant Date	Number of shares or units that have not vested		Market value of shares or units of stock that have not vested (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (1)
John W. Chisholm	2009	3,586	(2)	43,749	—		—
	2011	200,000	(3)	2,440,000	—		—
	2012	40,650	(4)	495,930	189,488	(5)	2,311,754
Steven A. Reeves	2009	50,957	(2)	621,675	—		—
	2010	75,000	(6)	915,000	—		—
	2011	50,000	(3)	610,000	—		—
	2012	15,431	(4)	188,258	72,014	(5)	878,571
M. Kevin Fisher	2011	100,000	(7)	1,220,000	—		—
	2012	14,504	(4)	176,949	67,686	(5)	825,769
Jesse E. Neyman	2009	7,969	(2)	97,222	—		—
	2012	7,165	(4)	87,413	—		—
Johnna D. Kokenge	2010	11,812	(8)	144,106	—		—
	2011	50,000	(3)	610,000	—		—
	2012	9,441	(9)	115,180	44,060	(5)	537,532
(1) The dollar value of the unvested shares of restricted stock reported are valued at the closing price of Flotek’s Common Stock on December 31, 2012 ($12.20 per share).
(2) The total number of unvested shares of restricted stock granted on February 16, 2009. The restricted stock grant vest at 25% on each anniversary date of the grant.
(3) The total number of unvested shares of restricted stock granted on April 8, 2011. The restricted stock grant vest at the 2 year anniversary date.
(4) The total number of unvested shares of restricted stock granted on March 7, 2012. The restricted stock grant vest at 33.3% at each anniversary date of grant.
(5) The total number of unvested shares represents the number of restricted stock awards earned during 2012. The numbers in this column reflect the total number of unvested performance shares, at the maximum level of performance related to restricted stock units awarded pursuant the 2012 MIP. The restricted units were approved and converted into restricted stock awards on March 28, 2013, whereby 50% of the restricted awards immediately vested and the remaining 50% vest in one year on March 28, 2014.
(6) The total number of unvested shares of restricted stock grant on November 11, 2010. The restricted stock grant vest at 25% on May 10 of each year beginning with May 10, 2011.
(7) The total number of unvested shares of restricted stock granted on November 30, 2011. The restricted stock grant vest at 50% on December 31 of each year beginning with December 31, 2012.
(8) The total number of unvested shares of restricted stock granted on April 6, 2010. The restricted stock grant originally vest at 25% at each anniversary date of the grant. The total number of unvested shares of restricted stock granted on April 6 2010 were 100% vested on February 2, 2013, pursuant to Ms. Kokenge's resignation agreement.
(9) The total number of unvested shares of restricted stock granted on March 7, 2012. The restricted stock grant originally vest at 33.3% at each anniversary date of grant. The total number of unvested shares of restricted stock granted on March 7, 2012 were 100% vested on February 2, 2013, pursuant Ms. Kokenge's resignation agreement.

The following table sets forth certain information regarding the value realized upon the exercise of stock options and upon the vesting of restricted stock awards by each of the named executive officers during the fiscal year ended December 31, 2012.
Option Exercises and Restricted Stock Vested

	Option Awards		Restricted Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on Vesting
John W. Chisholm	—	$—	129,208	$1,569,497
Steve A. Reeves	—	$—	68,834	$807,270
M. Kevin Fisher	—	$—	108,288	$1,321,114
Jesse E. Neyman	10,000	$101,925	15,153	$169,638
Johnna D. Kokenge	—	$—	46,163	$565,728
Potential Payments upon Termination of Employment or Change in Control
The following table describes the circumstances that will trigger acceleration of vesting of certain stock options and restricted stock grants and quantifies the value of the stock options or restricted stock grants the vesting of which would have accelerated upon the occurrence of the specified events, assuming that such event had occurred on December 31, 2012 and based on the closing price on our Common Stock on that date $12.20.

Name and Participant Position	Termination Event	Salary	Bonus	Health	Acceleration of Unvested Equity	Total
John W. Chisholm (1)	Change In Control	$1,390,000	$1,112,000	$—	$5,403,610	$7,905,610
President, Chairman of the BOD and	Good Reason	$1,390,000	$1,112,000	$—	$4,139,381	$6,641,381
Chief Executive Officer	Without Cause	$1,390,000	$1,112,000	$—	$4,139,381	$6,641,381
	Death	$—	$—	$—	$5,403,610	$5,403,610
	Disability	$—	$—	$—	$5,295,258	$5,295,258
Steve A. Reeves (2)	Change In Control	$306,472	$183,883	$—	$3,573,614	$4,063,969
Executive Vice President, Operations	Good Reason	$216,333	$129,800	$30,134	$2,803,258	$3,179,525
	Without Cause	$216,333	$129,800	$30,134	$2,803,258	$3,179,525
	Death	$—	$—	$—	$3,573,614	$3,573,614
	Disability	$—	$—	$—	$3,242,544	$3,242,544
M. Kevin Fisher (3)	Change In Control	$203,333	$122,000	$—	$1,809,833	$2,135,166
Executive Vice President,	Good Reason	$203,333	$122,000	$10,108	$1,396,949	$1,732,390
Global Business Development	Without Cause	$203,333	$122,000	$10,108	$1,396,949	$1,732,390
	Death	$—	$—	$—	$1,809,833	$1,809,833
	Disability	$—	$—	$—	$1,809,833	$1,809,833
Johnna D. Kokenge (4)	Change In Control	$277,950	$152,873	$—	$1,595,946	$2,026,769
Vice President and Chief Accounting	Good Reason	$208,463	$114,654	$143	$1,327,180	$1,650,440
Officer	Without Cause	$208,463	$114,654	$143	$1,327,180	$1,650,440
	Death	$—	$—	$—	$1,740,053	$1,740,053
	Disability	$—	$—	$—	$1,595,946	$1,595,946
Jesse E. Neyman (5)	Change In Control	$402,600	$310,000	$40,658	$1,000,442	$1,753,700
Executive Vice President, Finance	Good Reason	$402,600	$310,000	$40,658	$1,000,442	$1,753,700
	Without Cause	$402,600	$310,000	$40,658	$1,000,442	$1,753,700
	Death	$402,600	$310,000	$25,523	$1,000,442	$1,738,565
	Disability	$402,600	$310,000	$40,658	$1,000,442	$1,753,700
For purposes of awards under our long-term incentive plans, “Change-in-Control” of the Company means the first to occur of the following events:

(i)
Any person (subject to certain exceptions) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)
During any period of one (1) year, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(iii)
(A) The sale or disposition of all or substantially all the Company’s assets, or (B) a merger, consolidation, or reorganization of the Company with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

For purposes of awards under our long-term incentive plans, “Cause” means the termination of an employee for any of the following reasons, as determined by the Compensation Committee:

(i)
An employee willfully fails to substantially perform the employee’s duties (other than any such failure resulting from the employee’s total and permanent disability) after a written demand for substantial performance has been delivered by the Company to the employee that specifically identifies the manner in which the Corporation believes that the employee has not substantially performed the employee’s duties, and the employee fails to remedy such failure within ten (10) calendar days after receiving such notice;

(ii)	An employee is convicted (by trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;

(iii)
An employee willfully engages in gross misconduct or willfully violates a Company or a subsidiary policy which is materially and demonstrably injurious to the Company and/or a subsidiary after a written demand to cease such misconduct or violation has been delivered by the Company to the employee that specifically identifies the manner in which the Company believes that the employee has violated this Paragraph (iii), and the employee fails to cease such misconduct or violation and remedy any injury suffered by the Company or the subsidiary as a result thereof within thirty (30) calendar days after receiving such notice. However, no act or failure to act, on the employee’s part shall be considered “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interest of the Company or the subsidiary; or

(iv)	An employee commits a material breach of any noncompetition, confidentiality or similar agreement with the Company or a subsidiary, as determined under such agreement.

(1) Upon termination of employment between Flotek and the Chisholm Companies (a) for good reason or without cause pursuant to a Change in Control, the Chisholm Companies would be entitled to receive ) severance compensation equal to two hundred percent of base compensation and target bonus in effect for the year in which termination occurs and (ii) accelerated vesting of all unvested stock options and RSA's. If employment of the Chisholm Companies is terminated for (b) Good Reason or (c) without Cause, the Chisholm Companies shall be entitled to receive (i) severance compensation equal to two hundred percent of base compensation and target bonus in effect for the year in which the termination occurs and (ii) accelerated vesting of certain unvested stock options and RSA's provided in the individual grant agreements. If employment of the Chisholm Companies is terminated by the Company (d) for death or (e) disability, the Chisholm Companies would be entitled to receive accelerated vesting of certain unvested stock options and RSA's as provided in individual grant agreements.

(2) Upon termination of employment of Mr. Reeves (a) three months before or six months after a Change of Control either without cause of by the employee for any reason, Mr. Reeves would be entitled to receive (i) two-thirds the sum of his annual base salary and target bonus in effect for the year in which the termination date occurs annualized over the period from the termination date until the expiration date of the contract and (ii) accelerated vesting of all unvested stock options and RSAs. If employment of Mr. Reeves were to be terminated (b) by Mr. Reeves for good reason or (c) by the Company without cause, Mr. Reeves would be entitled to receive (i) severance equal two-thirds of his annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for twenty four months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Reeves were to be terminated as a result of (d) death, Mr. Reeves' estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to (e) the disability of Mr. Reeves would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements.

(3) Upon termination of employment of Mr. Fisher (a) three months before or six months after a Change in Control either without cause or by the employee for good reason, Mr. Fisher would be entitled to receive (i) two-thirds of the sum of his annual base salary and target bonus in effect for the year in which the termination date occurs annualized over the period from the termination date until the expiration date of the contract and (ii) the accelerated vesting of all unvested stock options and RSAs. If employment of Mr. Fisher were to be terminated (b) by Mr. Fisher for good reason or (c) by the Company without cause, Mr. Fisher would be entitled to receive (i) severance equal two-thirds of his annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for eight months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Mr. Fisher were to be terminated as a result of (d) Mr. Fisher's death, Mr. Fisher's estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to (e) the disability of Mr. Fisher, he would be entitled to receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreement

(4) Upon termination of employment of Ms. Kokenge (a) three months before or six months after a of Change in Control either without cause or by the employee for good reason, Ms. Kokenge would be entitled to receive (i) an amount equal to the sum of her annual base salary and target bonus in effect for the year in which the termination occurred and (ii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Ms. Kokenge were to be terminated (b) by Ms. Kokenge for good reason or (c) by the Company without cause, Ms. Kokenge would be entitled to receive (i) severance equal 75% of her annual base salary and target bonus in effect for the year in which the termination occurred, (ii) coverage at Company expense under the employee health insurance plan for eight months, as well as (iii) the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. If employment of Ms. Kokenge were to be terminated as a result of (d) Ms. Kokenge's death, Ms. Kokenge's estate would receive the accelerated vesting of certain unvested stock options and RSAs as provided in the individual grant agreements. Upon a termination of the contract due to (e) the disability of Ms. Kokenge, she would be entitled to receive the accelerated vesting of certain unvested stock options and RSA's as provided in the individual grant agreements.

(5) Mr. Neyman officially resigned from Flotek Industries as Executive Vice President, Finance effective August 31, 2012. However, he will still perform duties as an employee until November 30, 2013. If Mr. Neyman is terminated (a) upon a change in control, Mr. Neyman is entitled to (i) full acceleration of all unvested equity pursuant to his individual equity agreements, (ii) his monthly salary of $36,600 payable until November 30, 2013, (iii) a one time cash bonus of $110,000 paid within 5 days of the Subsequent Release Date, (iv) a lump-sum cash payment of $200,000 paid on March 31, 2015, and (v) health care for him and his spouse until November 30, 2013 and for 24 months beginning 12/1/2013. Upon termination (b) without cause Mr. Neyman is entitled to (i) full acceleration of all unvested equity as defined in his retirement agreement, (ii) his monthly salary of $36,600 payable until November 30, 2013, (iii) a one time cash bonus of $110,000 paid within 5 days of the Subsequent Release Date, (iv) a lump-sum cash payment of $200,000 paid on March 31, 2015, and (v) health care for him and his spouse until November 30, 2013 and for 24 months beginning 12/1/2013. Upon termination due to (c) death Mr. Neyman's heirs or personal representative shall be entitled to (i) his monthly salary of $36,600 payable until November 30, 2013, (ii) a one time cash bonus of $110,000 paid within 5 days of the Subsequent Release Date, and (iii) a lump-sum cash payment of $200,000 paid on March 31, 2015, (iv) his spouse shall continue to receive health benefits until November 30, 2013 and for 24 months beginning 12/1/2013, without any obligation to thereafter provide services, and (v) full acceleration of unvested equity. Upon termination due to (d) disability, Mr. Neyman would be entitled to (i) his monthly salary of $36,600 payable until November 30, 2013, (ii) a one time cash bonus of $110,000 paid within 5 days of the Subsequent Release Date, and (iii) a lump-sum cash payment of $200,000 paid on March 31, 2015, (iv) health care for him and his spouse until November 30, 2013 and for 24 months beginning 12/1/2013, and (v) full acceleration of unvested equity.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Meeting Attendance
During 2012, the Board held 9 meetings of the full Board and 13 meetings of committees. The Corporate Governance and Nominating Committee held one meeting, the Compensation Committee held 7 meetings and the Audit Committee held 5 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he served.
The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Of the Directors then in office, Messrs. Chisholm, Cooper, Hern, McGuire, Reiland, and Wilson attended the last Annual Meeting of Stockholders.
Executive Sessions
Pursuant to the Company’s Corporate Governance Guidelines, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions. During 2012, the non-management directors met in five executive sessions without management present.
Director Independence
The Board has determined that each of the current directors except for Mr. Chisholm is independent as that term is defined by rules of the NYSE and, in the case of the Audit Committee, the Securities and Exchange Commission (the “SEC”). Mr. Chisholm is not an independent director since he is currently the President and Chief Executive Officer of the Company.
None of the non-employee directors have any relationship with the Company other than as a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.
Risk Management
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manages risks associated with Board independence and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about all identified Company risks.
Board Committees
The Board has established an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. The Audit, Corporate Governance and Nominating and Compensation committees are composed entirely of independent directors as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines.
The following table shows the committees on which each director serves. “C” indicates that the director serves as the chair of the committee.

Director	Audit	Corporate Governance and Nominating	Compensation
John S. Reiland	C	X	X
Richard O. Wilson (a)	X	X	X
Kenneth T. Hern	X	C	X
L. Melvin Cooper	X	X	X
L.V. “Bud” McGuire		X	C
(a) Mr. Wilson will be retiring from the Board effective as of the date of the Annual Meeting after 10 years of service to the Company, and therefore is not running for reelection to the Board.
Audit Committee
The Audit Committee held five meetings in 2012. The Audit Committee’s primary functions are to:
•    Appoint, determine funding for, oversee and replace (subject to stockholder ratification, if applicable) a firm of independent auditors to audit our financial statements;
•    Pre-approve all audit and non-audit services provided by our independent auditors;
•    Evaluate the qualifications, performance and independence of our independent auditors, and ensure the rotation of the lead (or concurring) audit partner;
•    Obtain and review a report of our independent auditors, at least annually, regarding compliance with their internal quality-control procedures;
•    Discuss with our independent auditors the overall scope and plans for their respective audits;
•    Discuss with management and our independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls;
•    Meet with our independent auditors to discuss the conduct and findings of their respective audits;

•    Meet and review with management and our independent auditors the Company’s financial statements and the associated disclosures to be included in quarterly and annual reports to be filed with the SEC;
•    Discuss with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;
•    Discuss periodically with management the Company’s plan with regards to issuing earnings press releases and providing financial information and earnings guidance to analysts and rating agencies;
•    Review any disclosures by the Company’s officers and other employees regarding significant deficiencies in the design and operation of the Company’s internal controls; and
•    Establish procedures for receiving and responding to concerns regarding accounting, internal accounting controls and auditing matters.
Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Reiland, Hern, Wilson and Cooper) is financially literate and has accounting or financial management expertise. Messrs. Reiland, Hern and Cooper are audit committee financial experts as defined in Item 407 (d)(5) of Regulation S-K under the Exchange Act, rule 10A-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines. The Board has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee met once in 2012. The Corporate Governance and Nominating Committee’s primary functions are to:
•    Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board;
•    Recommend to the full Board candidates to fill vacancies on the Board as they occur;
•    Recommend, prior to each annual stockholder meeting, a slate of nominees for election or reelection as directors by the stockholders at the annual meeting;
•    Identify individuals qualified to serve as potential Board members, consistent with criteria approved by the Board;
•    Select, evaluate, retain, and where appropriate, terminate any search firm to be used to identify qualified director candidates;
•    Evaluate current directors for re-nomination to the Board or re-appointment to any Board committees, and assess the performance of such directors;
•    Periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee of the Board, and determine whether it may be appropriate to add or remove individuals;

•    Consider rotation of the Chairman and members of the committees of the Board;
•    Consider candidates to serve as Board members that are submitted by stockholders of the Company;
•    Periodically make recommendations to the Board with respect to the size of the Board;
•    Review criteria and policies relating to director independence, service and tenure;
•    Recommend to the Board the membership of the Audit and Compensation Committees, including their Chairpersons;
•    Periodically make recommendations to the Board with respect to the compensation of Board members;
•    Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing Corporate Governance Guidelines to be adopted by the Board;
•    Develop and recommend to the Board the Company’s Corporate Governance Guidelines and at least annually, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board;
•    Be responsible for any tasks assigned to the Corporate Governance and Nominating Committee in the Company’s Corporate Governance Guidelines;
•    Oversee compliance with the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics and report on such compliance to the Board;
•    Review and consider any requests for waivers of the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company’s directors, executive officers and other senior financial officers, and make a recommendation to the Board with respect to such request for a waiver;
•    Review potential conflicts of interest involving directors and determine whether such director or directors may vote on any issue as to which there may be a conflict;
•    Review all related party transactions and determine whether such transactions are appropriate for the Company to undertake and, if so, approve such transactions;
•    Review periodically with the Company’s counsel, in light of changing conditions, new legislation and other developments, the Company’s Code of Business Conduct and Ethics and make recommendations to the Board for such changes as the Corporate Governance and Nominating Committee shall deem appropriate; and
•    Review executive development and executive succession plans, including succession planning strategies for the Company’s senior management positions.
When identifying and evaluating candidates, the Corporate Governance and Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Corporate Governance and Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. Generally, a retained search firm would provide information on a number of candidates, which the Corporate Governance and

ANNUAL MEETING OF STOCKHOLDERS OF

Nominating Committee would discuss. The Corporate Governance and Nominating Committee chairman and some or all of the members of the Corporate Governance and Nominating Committee will interview potential candidates that meet the needs of the Board, possess the qualifications sought, and meet the independence standards required by the NYSE and as set forth by the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee will then recommend the nomination of candidates to the Board. Director nominees may be identified by the Corporate Governance and Nominating Committee through current board members, officers, stockholders or other persons.
Any stockholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee, including those recommended by stockholders, on a case-by-case basis. The Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Compensation Committee
The Compensation Committee held 7 meetings in 2012. The Compensation Committee’s primary functions are to:
•    Adopt compensation policies and programs that are consistent with corporate strategy and meet all legal requirements regarding reporting and administration of compensation matters;
•    Establish, in conjunction with executive management, the overall compensation strategy of the Company and review such strategy at least annually for alignment with the Company’s business strategy and with similar programs offered by the Company’s competitors;
•    Oversee the compensation and benefits programs applicable to all employees of the Company;
•    Adopt, amend or terminate corporate incentive programs (including short-term and long-term incentive and other similar programs), including establishment of performance standards, and determine the funding of such programs relative to previously established performance standards;
•    Review the Company’s employee benefit plans, including retirement and savings plans, and either recommend plan changes to the Board or amend such plans as appropriate;
•    Recommend to the Board the adoption of any new Company employee benefit plan or the termination of any existing employee benefit plan, as appropriate;
•    Review at least annually the Company’s investment strategies around and performance of the Company’s 401(k) plans;
•    Review and approve at least annually corporate goals and objectives relevant to compensation of the Company’s executive officers and evaluate each executive officer’s performance in light of such goals and objectives;
•    Either as a Compensation Committee or in conjunction with the other independent directors (as directed by the Board), adopt a compensation strategy and determine and approve each executive officer’s salary, bonuses, and other compensation based on the strategy and the evaluation of each executive officer’s performance;
•    Regarding individual officers’ compensation, consider a number of factors that include but are not limited to the Company’s financial and operational performance, relative shareholder return, the value of similar incentive awards to executives at comparable companies and awards given in past years;
•    Annually review and approve the annual base salaries and annual short-term and long-term incentive opportunities of the executive officers;
•    Periodically review and approve the following as they affect executive officers: elements of compensation other than salaries and annual incentives; employment and severance agreements; change-in-control agreements and change-in-control provisions affecting any element of compensation or benefits; and any special or supplemental compensation and benefits for the executive officers and individuals who formerly served as executive officers;
•    Award equity-based awards to executive officers and to other employees of the Company pursuant to any plans approved by the Board which by its terms provide for administration by the Compensation Committee;
•    Make recommendations to the Board with respect to the compensation of Board members;
•    Assure that all compensation policies and programs comply with applicable laws and regulations and that there is an annual assessment of risk inherent in compensation programs;
•    Oversee the Company’s compliance with the requirement under NYSE rules that, with limited exceptions, shareholders approve equity compensation plans; and
•    Produce a transparent and comprehensive Compensation Discussion and Analysis and a Compensation Committee Report on executive officer compensation to be included in the Proxy Statement.
The Board has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Director Compensation
Compensation of non-employee directors is determined by the Board based upon recommendations prepared by the Compensation Committee. Effective in March 2012, the compensation program for non-employees directors provides each non-employee director will be paid an annual retainer of $40,000 and receive $2,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. The Chairman of the Audit Committee is paid an annual retainer of $24,000, the Chairman of the Compensation

Committee is paid an annual retainer of $12,000, the Chairman of the Corporate Governance and Nominating Committee is paid an annual retainer of $12,000 and the Lead Director is paid an annual retainer of $20,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.
Each non-employee director is also granted restricted stock awards annually with a fair value equal to $120,000 based on a fair market value as of the date of grant. These shares vest over a one year period.
In May 2012, each non-employee director also received a one-time grant of 10,000 shares of restricted stock intended to provide supplemental compensation for the extraordinary efforts required of the Board in support of the turnaround of the Company. These shares vest ratably over three years.

The following table details the compensation in 2012 of the non-employee directors:

	($)	($)	($)	($)	($)
	Board Retainer (1)	Committee Chair Retainer (1)	Meeting Fees (1)	Restricted Stock Awards (2)(3)	Total
L. Melvin Cooper	39,269	—	31,100	224,308	294,677
Kenneth T. Hern	60,863	11,634	31,100	224,308	327,905
L.V. McGuire	39,269	11,634	23,300	224,308	298,511
John S. Reiland	39,269	23,261	31,100	224,308	317,938
Richard O. Wilson (4)	39,269	—	31,100	224,308	294,677
(1)    Represents non-employee director’s fees earned or paid in cash in 2012.
(2)    Represents the grant date fair value of restricted stock awards made pursuant to the Company’s 2010 Long Term Incentive Plan. These amounts are for awards granted during the 2012 fiscal year and reflect the amount of compensation for a full fiscal year based on the vesting terms of the awards and the fair value of the awards on the date of grant. The annual grant to Messrs. Hern, Reiland, Wilson, McGuire, and Cooper on May 18, 2012 are expensed over one-year, while the special grant to directors of 10,000 shares is expensed over a three-year period..
(3)    The following restricted stock awards were outstanding at December 31, 2012: L. Melvin Cooper – 25,422; Kenneth T. Hern – 29,338; L.V. McGuire – 25,422; John S. Reiland – 29,338; and Richard O. Wilson – 32,924.
(4) Mr. Wilson will be retiring from the Board effective as of the date of the Annual Meeting after 10 years of service to the Company, and therefore is not running for reelection to the Board.

Compensation Risk
The role of the Compensation Committee in risk oversight includes review of risks arising from our compensation policies, practices and programs as well as the mitigating controls, to determine whether any such risks are material to the Company. The Compensation Committee has reviewed these matters and believes that the mix of compensation elements and the design of those elements along with sound governance practices do not encourage employees to take excessive risks that might have a material adverse effect on us. Specifically:
•    The Company has strong internal financial controls that are assessed by the Company’s independent public accountants annually in addition to their audits of the Company’s financial statements.
•    Base salaries are consistent with market practice and employees’ responsibility so that employees are not motivated to take excessive risks to attain a reasonable level of financial security.
•    The determination of incentive awards is based on well-defined financial measures. There is a maximum cash incentive opportunity for each Named Executive Officer, and the Committee retains discretion to adjust bonuses to eliminate anomalous or inappropriate outcomes.
•    Long-term incentives are designed to provide appropriate awards for successful long-term outcomes, and effectively align realized compensation with returns realized by investors.
Other Board and Committee Items
Code of Business Conduct and Ethics
The Code of Business Conduct and Ethics of the Company applies to our directors, executive officers and to all other employees and is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Compensation Committee Interlocks and Insider Participation
Messrs. Hern, Reiland, McGuire, Cooper and Wilson served on the Compensation Committee during 2012. No current member of the Compensation Committee is a current or former officer or employee of the Company or had any relationship requiring disclosure under applicable SEC rules. Additionally, none of the Company’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Company’s Compensation Committee.

Transactions with Related Persons
The Company recognizes that related person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Corporate Governance and Nominating Committee of the Board will review, ratify or approve, as necessary, any related person transaction prior to the transaction being entered into, or ratify any related person transaction that has not been previously approved, in which a director, executive officer, five percent owner or immediate family member of any such person has a material interest.
During 2012, the Company did not participate in any transactions in which any of the director nominees, executive officers, nor any of their immediate family members, had a direct or indirect material interest.
Board Leadership Structure
Mr. Chisholm, the Company’s President and Chief Executive Officer, has served as Chairman of the Board since July 13, 2010. The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategic development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the President brings company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and President/Chief Executive Officer promotes strategic development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of the strategy developed. The Board believes the combined role of Chairman and President/Chief Executive Officer is consistent with the best interests of stockholders as it provides the appropriate balance between strategic development and independent oversight of management.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that (1) Mr. Chisholm did not timely file one Form 4 in 2012 reflecting one transaction, (2) Mr. Reeves did not timely file one Form 4 in 2012 reflecting one transaction, (3) Mr. Neyman did not timely file one Form 4 in 2012 reflecting one transaction, (4) Ms. Kokenge did not timely file one Form 4 in 2012 reflecting one transaction and (5) Mr. Wilson did not timely file one Form 4 in 2012 reflecting one transaction.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED 2010 LONG-TERM INCENTIVE PLAN
We are asking stockholders to approve an amendment and restatement of the Flotek Industries, Inc. 2010 Long-Term Incentive Plan (the “Plan”), the material terms of which Plan are more fully described below, to (i) increase the number of shares of our Common Stock available for the granting of awards thereunder from 6,000,000 to 9,000,000, (ii) extend the maximum term of the Plan to April 9, 2023, and (iii) add language regarding "clawback" or recoupment policies regarding Plan awards. The amount of the increase in the number of shares authorized under the amended and restated Plan was set in consultation with and at the suggestion of our independent compensation consultant. Based on our historic and projected future usage patterns, the Compensation Committee estimates that the shares available under the amended and restated Plan will be sufficient to provide grants for the next three years. Our Board of Directors approved this amendment and restatement of the Plan on April 9, 2013, subject to the stockholder approval solicited by this Proxy Statement.
The purpose of the Plan is to assist us in attracting, retaining and motivating employees, officers, directors and service providers by rewarding, and providing financial incentives for, individual performance. Additionally, the Plan allows us to offer our employees, officers, directors and service providers the opportunity to acquire and increase their proprietary interest in the Company, thereby more closely aligning their interests with those of our stockholders.
As of December 31, 2012, 1.6 million shares of Common Stock remain available for future grants of awards under the Plan. On April 9, 2013, the closing sale price of our common stock on The New York Stock Exchange was $15.81 per share. Our Board of Directors believes that an increase in the number of shares available for granting awards under the Plan is necessary to attract and hire new employees, to motivate and retain existing employees, and to ensure that a sufficient number of shares are available for equity grants assumed or granted in connection with acquisitions we may undertake. The only material aspects of the Plan being changed or added by the proposed amendment and restatement are (i) the increase in the number of shares available for issuance, (ii) the extension of the term of the Plan to April 9, 2023, and (iii) the addition of language regarding "clawback" and recoupment policies. All other provisions of the Plan described herein would remain as already in effect. The summary is qualified in its entirety by reference to the specific provisions of the Plan, as proposed to be amended and restated, the full text of which is set forth as Exhibit A to this proxy statement.

Description of the Plan
Eligibility and Available Awards
The Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, “stock options”), restricted stock, restricted stock units, stock appreciation rights, phantom stock, and other stock or performance based awards (each, an “Award”).
All employees and service providers of the Company or any affiliate (as defined in the Plan) of the Company and non-employee directors of the Company are eligible to receive grants of Awards under the Plan. However, incentive stock options may be granted only to employees. Further, non-qualified stock options and stock appreciation rights may only be granted to employees and service providers of the Company or entities in a chain of corporations in which the Company has a controlling interest and to non-employee directors of the Company. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Compensation Committee. It is currently expected that all of our employees will participate in the Plan, along with all non-employee directors who serve on the Company's Board of Directors.
Administration
The Plan is administered by the Compensation Committee of our Board of Directors, unless the Board of Directors appoints another committee for such purpose. No member of the Compensation Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Compensation Committee must be ratified by the Board of Directors.
Subject to the provisions of the Plan, the Compensation Committee will (i) select the eligible individuals to whom Awards may be granted; (ii) determine the type, amount, terms, restrictions and conditions of Awards; (iii) determine the time or times at which Awards shall be granted and the number of shares of common stock subject to each Award; (iv) amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any shares of common stock acquired pursuant thereto; (v) interpret the Plan and all Awards under the Plan; (vi) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that it deems desirable to effectuate the Plan; (viii) determine the fair market value of shares of common stock; (ix) approve one or more forms of Award agreement; (x) determine whether an Award will be settled in shares of common stock, cash, or any combination thereof; (xi) accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a participant's termination of service; (xii) prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or adopt sub-plans or supplements to, or alternative versions of, the Plan, including with limitation, as the Compensation Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, any foreign jurisdiction whose citizens may be granted Awards; and (xiii) make all other determinations necessary or advisable for the administration of the Plan. Any action taken or determination made by the Compensation Committee or the Board of Directors pursuant to the Plan will be binding on all parties. No member of the Board of Directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.
Our Board of Directors may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the Plan, in connection with a change of control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights with respect to such Award in any material respect unless or to the extent specified in the Award itself. However, no amendment shall be effective prior to its approval by the stockholders, to the extent such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange on which the Company's stock may be listed.
Stock Available for Issuance
The maximum number of shares of common stock that may be issued under the Plan is currently 6,000,000 shares, subject to adjustment as provided in the Plan. Upon stockholder approval of the amendment to the Plan, the maximum number of shares of common stock that may be issued under the Plan will be 9,000,000 shares, subject to adjustment as provided in the Plan.
Each share of common stock that is the subject of an Award granted under the Plan may be made available from authorized but unissued shares, treasury stock or shares of common stock acquired in the open market. No fractional shares shall be issued under the Plan. Each share of common stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of common stock remaining available for an Award under the maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of common stock (i) not issued and that cease to be issuable for any reason, including, but not limited to, forfeiture, revocation, cancellation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the exercise price of any stock option, (iii) tendered to, or withheld by, us to satisfy tax withholding or other obligations, and/or (iv) repurchased by us, whether with stock option proceeds or otherwise.
Award Limits
The maximum number of shares of common stock that may be issued under the Plan pursuant to an exercise of incentive stock options is currently 6,000,000 shares, and upon stockholder approval of the amendment to the Plan will be 9,000,000 shares. The maximum number of shares of common stock subject to stock options and stock appreciation rights (combined) awarded to any one participant pursuant to the Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of shares of common stock which may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year shall be 500,000 shares. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of restricted stock units shall not exceed $2,000,000. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of phantom stock under the Plan shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock. The maximum amount of compensation that may be paid to any participant in any calendar year pursuant to other stock or performance based awards under the Plan, (i) if the compensation under the other stock or performance based awards is denominated under the award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock, shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock; or (ii) in all other cases, shall not exceed $2,000,000. The maximum amount of compensation any participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements of Section 162(m) of the Code (and are designated as such) shall not exceed $2,000,000. The foregoing limitations on the numbers shares of common stock that may be issued and that may be subject to Awards are subject to adjustment, as provided in the Plan.
Adjustments Upon Changes in Capitalization or Reorganization
Upon a merger, recapitalization, reclassification, stock split, payment of stock dividend, consolidation of shares, combination of shares or the like that results in the outstanding shares being changed into or exchanged for a different kind of shares or other securities, the Board will adjust any or all of the following: (a) the remaining number of authorized shares of common stock with respect to which

Awards may be granted, (b) the number of shares of common stock subject to each and all outstanding Awards, (c) the exercise price, grant price or other similar value with respect to an Award, (d) the performance goals applicable to any outstanding Awards intended to comply with the requirements of Section 162(m) of the Code (subject to such limitations as appropriate under Section 162(m) of the Code), and (e) any other terms of an Award that are affected by the event, subject to any required action by our stockholders. The Plan does not permit the Compensation Committee to re-price non-qualified stock options or stock appreciation rights without stockholder approval.
Types of Awards
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at an exercise price per share specified on the date of grant. The Compensation Committee has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the Plan. The Compensation Committee will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified stock options. Unless otherwise provided in the Award agreement, stock options will vest such that 25% of the original number of shares of common stock granted shall vest on each anniversary of the date of grant until the stock option fully vests or is forfeited or expires.
Except as described below, the exercise price at which shares of common stock may be purchased upon the exercise of a stock option will not be less than 100% of the fair market value of our common stock on the date that the stock option is granted. In the case of incentive stock options granted to an employee owning more than ten percent (10%) of the total combined voting power of us and our affiliates, the exercise price at which shares of common stock may be purchased upon the exercise of such incentive stock option shall not be less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares of common stock granted pursuant to stock options (determined as of the date the stock option is granted under the Plan (or any other stock option plan of ours or our affiliates)) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.
Except for grants of incentive stock options to employees owning more than ten percent (10%) of the total combined voting power of us and our affiliates (which stock options may not be exercised later than five years after the date of grant), no stock option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock option is to be exercised, accompanied by full payment for the shares being purchased and any required withholding taxes, unless other arrangements have been made with the Compensation Committee. The payment must be in cash or certified check or by the Company withholding shares otherwise issuable from the exercise of the stock option.
Restricted Stock. Restricted stock is common stock that is subject to forfeiture and such other restrictions as the Compensation Committee may impose, including performance criteria, transfer and repurchase restrictions, and in no event will the term of any such Award exceed ten years. The Compensation Committee has authority and discretion to determine what restrictions apply to the restricted stock and when and how the restrictions of one Award of restricted stock may differ from those of any other Award of restricted stock.
When granted, restricted stock is registered in the name of the participant and left on deposit with, or held in trust or escrow by, us until the restrictions lapse. Unless otherwise provided in the Award agreement, holders of restricted stock have all of the rights of a stockholder, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that unless otherwise provided in the Award agreement, in the case of restricted stock with respect to which vesting is conditioned on performance criteria, other than the continuation of the participant's employment or service for a fixed or specified duration, holders of restricted stock shall not have the right to receive dividends with respect to such restricted stock until the restricted stock vests, at which time the sum of all dividends on such restricted stock for the restricted period shall be paid without interest. If, prior to the end of the restricted period, the participant forfeits the restricted stock pursuant to the terms of the Plan and of his or her Award agreement, we will have the right to repurchase the participant's restricted stock for the lesser of (i) its fair market value on the date of forfeiture or (ii) the amount of cash paid therefor, if any. If for any reason the restrictions imposed by the Compensation Committee are not met at the end of the restricted period, the restricted stock will be forfeited by the participant and reacquired by us.
Stock Appreciation Rights. A stock appreciation right entitles a participant to receive (either in cash, common stock, or a combination thereof), upon exercise of the stock appreciation right, the excess of (i) the fair market value per share of common stock on the date of exercise over (ii) an amount equal to the fair market value per share of common stock on the date of grant. The Compensation Committee may provide that the excess may not exceed a specified amount. The Compensation Committee shall determine, at the date of grant, the number of shares of common stock to which the stock appreciation right applies, the time or times at which and the circumstances under which a stock appreciation right may vest and be exercised, the term of the stock appreciation right, subject to a ten year maximum term, and such other terms and conditions as the Compensation Committee may determine.

To exercise a stock appreciation right, the person entitled to exercise the stock appreciation right must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock appreciation right is to be exercised, accompanied by full payment of any required withholding taxes, unless other arrangements have been made with the Compensation Committee.
Restricted Stock Units. An award of a restricted stock unit is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in cash. The right to receive payment of an award of restricted stock units may be conditioned upon continued employment or achievement of performance goals. Restricted stock unit awards may be payable in cash, shares of common stock, or a combination thereof. The Compensation Committee has the authority to determine the periods of restriction, the amount payable under the award and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment of a restricted stock unit award shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the restricted stock unit vests.
Phantom Stock. An award of phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals. Phantom Stock awards may be payable in cash, shares of common stock or a combination thereof. The Compensation Committee has the authority to determine the periods of restriction, the number of notional shares of common stock to which the phantom stock award pertains and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the phantom stock vests.
Other Stock or Performance Based Awards. An other stock or performance based award is an award the value of which is based in whole or in part by reference to, or based on or related to, a share of common stock or cash as determined by the Compensation Committee to be consistent with the purposes of the Plan. An other stock or performance based award may be payable in cash, shares of common stock, or a combination thereof. The Compensation Committee has the authority and discretion to determine the terms and conditions of other stock or performance based awards, including any performance criteria covering such Awards, consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment or the settlement of other stock or performance based awards shall be made in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs.
Awards intended to comply with the requirements of Section 162(m) of the Code. The Plan authorizes the Compensation Committee to grant any Award and provide that such Award shall be granted to comply with the requirements of Section 162(m) of the Code.
The Compensation Committee shall establish the performance goals for a performance period and the amount and terms, in writing, for each Award that is intended to comply with the requirements of Section 162(m) of the Code. Each performance goal shall consist of and incorporate (i) one or more designated business criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s) or range(s) of achievement to be applied to each such business criteria for the performance period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall vest under the performance goal for the achievement of each specified business criteria, at the prescribed level(s), standard(s), degree(s) or range(s). Awards granted to comply with the requirements of Section 162(m) of the Code will vest and be paid only if and to the extent vested under the performance goals.
Performance goals may be based on any one or more business criteria on an absolute or relative basis or as compared to the performance of a published index deemed by the Compensation Committee to be applicable to the Company, including, but not limited to, the Standard & Poor's 500 Standard Index or a group of comparable companies. Performance goals will be established, Awards will be granted and the Award agreement will be provided to the participant and shall become binding at a time when the achievement of or outcome under each applicable performance goal is “substantially uncertain” (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the 90th day of the performance period or the lapse of 25 percent (25%) of the performance period, unless otherwise required or permitted for “performance-based compensation” under Section 162(m) of the Code. Performance goals may differ among participants and Awards.
The business criteria are as follows: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on investment; (x) return on capital; (xi) return on equity; (xii) economic value added; (xiii) gross margin; (xiv) net income; (xv) pretax earnings; (xvi) pretax earnings before interest; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xix) operating income; (xx) total stockholder return; (xxi) debt reduction; (xxii) successful completion of an acquisition, initial public offering, private placement of equity or debt; or (xxiii) reduction of expenses.
The Compensation Committee shall have the discretion to reduce the amount payable under such Award (even if it has otherwise vested under the applicable performance goal) for a participant's negative conduct or other activities or factors as the Compensation Committee may determine, but it shall not have the authority to either increase the amount payable under such Award above the amount which vests under the performance goals or pay or provide compensation in lieu of the portion of Award that does not so vest. After the end of each performance period, the Compensation Committee will determine and certify, in writing, the amount, if any, of performance awards payable to each participant based upon the achievement of certain established business criteria.
Withholding
We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Compensation Committee may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by (a) tender of a cash payment to us or (b) withholding of cash payable or of shares of common stock otherwise issuable under an Award.
Amendment of Awards
The Compensation Committee may amend an Award; provided, however, except in the case of a change of control, no amendment of an Award may, without the consent of the participant, adversely affect the participant's rights with respect to such Award in any material respect.
Clawback
The amended and restated plan will provide that any Award granted pursuant to the Plan shall be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to any Company "clawback" or recoupment policy implemented by the Company, including any clawback or recoupment policy adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise. Currently, the Plan contains no explicit provision regarding clawback or recoupments.
Term of the Plan
The Plan shall terminate ten years after the date of the adoption of the amendment and restatement by the Board of Directors, unless earlier terminated by the Board of Directors. No Award may be granted under the Plan after its termination.
Change of Control
Unless otherwise provided in an Award, upon the occurrence of a change in control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets or liquidations), the Board of

Directors may, but is not required to take any one or more of the following actions with respect to Awards: (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board of Directors; (iii) cause any acquirer to assume the Plan and the Awards or exchange the Awards for the acquirer's stock; (iv) terminate the Plan; and (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.
The Board of Directors will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award that is not a stock option or restricted stock, and (ii) in the case of a stock option or restricted stock, the excess of the market value per share (as defined in the Plan) over the option price, or the market value per share of restricted stock, as applicable, multiplied by the number of shares as to which such Award is vested.
Termination of the Participant
Except as otherwise provided in an Award agreement, upon a participant's termination for cause (as defined in the Plan), all unpaid Awards, whether vested or not, shall terminate and be immediately forfeited. Unless otherwise provided in an Award agreement, upon a participant's termination for any reason other than for cause, including termination due to the participant's death or disability, any unvested Award outstanding at the time of termination shall terminate and be immediately forfeited. The Board of Directors or Compensation Committee may provide for the continuation of certain Awards, except if such continuation would cause certain adverse tax consequences.
Summary of Certain Federal Income Tax Considerations
The following summary is based on certain applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover all federal income tax consequences or any federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or foreign taxes.
Status of Stock Options. Stock options granted under the Plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified stock option.
Non-qualified Options. Generally, no federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified stock option are not subject to certain restrictions in the hands of the option holder, then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder.
Incentive Stock Options. No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no ordinary income for federal income tax purposes upon disposition of stock acquired pursuant to the exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the “Holding Period”), and (ii) is an employee of either (a) the corporation granting the option, (b) the parent corporation or a subsidiary corporation of the granting corporation, or (c) a corporation (or the parent corporation or a subsidiary corporation of such corporation) that has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or twelve months before the date of exercise if employment ceases due to permanent and total disability (as defined in Section 22(e)(3) of the Code). If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. In the case of disposition of shares of common stock following expiration of the Holding Period, we would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition of the shares of common stock so acquired.

If, however, an option holder disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before expiration of the Holding Period (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange, gift or a transfer of legal title, but does not include certain other transfers, such as by reason of death or a pledge or an exchange of shares described in Section 424(c) of the Code.
Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the option holder's taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).
Restricted Stock. Generally, the grant of restricted stock will not be a taxable event to the participant, and we will not receive a deduction. Absent an 83(b) election (described below), the participant will be taxed at ordinary income rates when the stock vests (an amount equal to the difference between the fair market value of the stock on the vesting date and the consideration paid, if any, for the shares), and we will receive a corresponding deduction. However, the participant may elect to make an 83(b) election not later than 30 days after the grant of the restricted stock. An 83(b) election is an election permitted under Section 83(b) of the Code that allows the participant to recognize compensation income on the restricted stock at the time of the grant equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the shares. If the participant makes an 83(b) election, we receive a corresponding deduction at the time of the grant, and the participant is not taxed, nor do we receive any deduction received, upon vesting of the shares. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
When the participant sells the shares following vesting, he or she may realize a capital gain if the sales price is greater than his or her basis in the shares. The participant's basis for this purpose is the fair market value at the time of vesting (if no 83(b) election is made) or at the time of grant (if an 83(b) election is made). We do not receive a deduction upon disposition of the stock by the participant. If, following vesting, the participant sells the shares and the amount realized is more than the participant's basis in the stock, the participant will recognize a capital gain. If, following vesting, the participant sells the shares and the amount realized is less than the participant's basis in the stock, the participant will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the shares. The holding period commences upon vesting (if no 83(b) election is made) or upon grant (if an 83(b) election is made).
Stock Appreciation Rights. Upon the exercise of a stock appreciation right, if shares are received in settlement of the stock appreciation right, the fair market value of those shares received is recognized as income for federal income tax purposes at the time of exercise of the stock appreciation right. If a participant receives cash upon the exercise of a stock appreciation right, the excess of the fair market value of the number of shares of common stock with respect to which the stock appreciation is exercised over the fair market value of the corresponding number of shares of common stock on the date of grant is recognized as income for federal income tax purposes at the time of exercise. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
Restricted Stock Units. In general, a participant who receives a restricted stock unit award will not be taxed on receipt of the Award; instead, upon vesting, the amount paid to the participant (whether in cash, shares, or a combination thereof) denominated in cash will be taxable as compensation to the participant. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
Phantom Stock. In general, a participant who receives a phantom stock award will not be taxed on receipt of the Award; instead, upon vesting, the amount paid to the participant (whether in cash, shares, or a combination thereof) equal to fair market value of a share of common stock multiplied by the specified number of notional shares of common stock that have vested will be taxable as compensation to the participant. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
Other Tax Considerations
In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to us and subject to an additional 20% tax to the participant. Awards under the Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.
Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance based compensation” under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1,000,000 limit.
Generally, stock options and stock appreciation rights granted with an exercise or grant price at least equal to the fair market value of the stock on the date of grant will qualify as performance based compensation. Other Awards may or may not so qualify, depending on their terms.
Some Awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and an additional 20% tax to the participant under Section 409A of the Code. The Compensation Committee will generally design and administer such Awards either to be exempt from or to comply with Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code, but is not required to do so. There is no commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any participant with respect to any Award.
Inapplicability of ERISA
Based on current law and published interpretations, we do not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan.
Plan Benefits
Information cannot be provided with respect to the number of Awards that will be received by any particular individual employee or group of employees pursuant to the Plan, since the grant of such Awards is within the discretion of the

Compensation Committee. All other future grants under the Plan are within the discretion of our Board of Directors or the Compensation Committee and, as such, the benefits of such grants are not currently determinable.
The total amount of incentive compensation that was awarded during the 2012 fiscal year under the Plan to each of the groups specified below is as follows: (a) each of the named executive officers received stock options and/or shares of time-vesting restricted stock under the Plan as reported in the Summary Compensation Table (the Company does not have any executive officers who are not named executive officers); (b) all current non-employee directors as a group received grants totaling 107,530 shares of time-vesting restricted stock under the Plan; (c) all employees including all current officers who are not executive officers received grants totaling 472,321 shares of time-vesting restricted stock under the Plan; (d) no nominee for director received any compensation under the Plan, other than incumbent directors described above; (e) no associate of any such directors, executive officers or nominees received any compensation under the Plan; and (f) no other person received a total of five percent of securities granted under the Plan.

No other incentive compensation was awarded under the Plan during the 2012 fiscal year. The total amount of incentive compensation that was awarded during the 2012 fiscal year to these groups of individuals under the Plan would not have changed had the amendment and restatement increasing the number of shares available for issuance under the Plan been already approved prior to the beginning of the 2012 fiscal year.
The affirmative vote of at least a majority of the shares of Common Stock represented at the Meeting is required to approve the amendment and restatement of the Flotek Industries, Inc. 2010 Long-Term Incentive Plan.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SEEKING STOCKHOLDER APPROVAL OF, AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, THE AMENDMENT AND RESTATEMENT OF THE FLOTEK INDUSTRIES, INC. 2010 LONG-TERM INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Under a transition period provided by the SEC's rules implementing the Dodd-Frank Act, smaller reporting companies were not required to include a “say-on-pay” proposal in their proxy statements until their first stockholders meeting occurring on or after January 21, 2013. As we met the definition of a smaller reporting company under the SEC's rules at the time of implementation, this annual meeting will be the first time we present our stockholders with a “say-on-pay” proposal.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the “Summary Compensation” and “Outstanding Equity Awards at Fiscal Year-End 2012” tables above, as well as our accompanying narrative disclosure to such tables, our executive compensation program contains elements of cash and equity-based compensation. We believe our program is designed to align the interests of our named executive officers with those of our stockholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.

The Board of Directors is asking our stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under the headings “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End 2012,” including the related footnotes and accompanying narrative disclosure, is hereby approved.
Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve this Proposal 3. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION
In Proposal 3 above, we are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future “say-on-pay” votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain from voting. This proposal, which may be referred to as a “say-on-frequency” proposal, also is required by the Dodd-Frank Act. Under a transition period provided by the SEC's rules implementing the Dodd-Frank Act, smaller reporting companies were not required to include a “say-on-frequency” proposal in their proxy statements until their first stockholders meeting occurring on or after January 21, 2013. Accordingly, this annual meeting will be the first time we present our stockholders with a “say-on-frequency” proposal.
Because this proposal calls for a non-binding advisory vote, it will not be binding on the Company, and the Board and the Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our stockholders (though no less frequently than once every three years, as required by the Dodd-Frank Act).

However, our Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. In the future, we will provide a “say-on-frequency” vote at least once every three years as required by the Dodd-Frank Act.
After careful consideration, the Board recommends that a “say-on-pay” vote be held every year. An annual vote will facilitate more direct stockholder input about executive compensation. An annual vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. Therefore, the Board recommends that you vote “every year” for the frequency of the advisory “say-on-pay” vote.
Vote Required and Recommendation of the Board of Directors
No voting standard is applicable to this proposal. Stockholders may vote to set the frequency of the “say-on-pay” votes at every one, two, or three years, or may abstain from voting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT "EVERY YEAR" ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 5: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hein & Associates LLP (“Hein”) as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2013. Hein acted as our independent registered public accounting firm in 2012. A representative of Hein is expected to attend the 2013 Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board recommends that the stockholders ratify the selection of Hein as our independent registered public accounting firm.

Audit Fees
Hein & Associates LLP billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2011 and 2012 annual financial statements, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, including due diligence services and (iii) services related to tax compliance. There were no other fees billed by such independent registered public accounting firms during such years.

	($)	($)	($)	($)
	Audit Fees	Audit-Related Fees	All Other Fees	Tax Fees
Fiscal Year 2011	633,892	21,000	—	4,500
Fiscal Year 2012	799,397	35,000	—	6,135

The Audit Committee of the Board has adopted policies regarding the pre-approval of auditor services. All additional services must be pre-approved on a case-by-case basis. All of the services provided by Hein during fiscal years 2011 and 2012 were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5 TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

OTHER MATTERS
The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
ANNUAL REPORT
An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2012 is enclosed herewith.
This report does not form any part of the material for solicitation of proxies.
FUTURE STOCKHOLDER
PROPOSALS AND STOCKHOLDER COMMUNICATIONS
Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company’s bylaws.

In order for a stockholder nomination or proposal to be properly brought before next year’s annual meeting, written notice of the proposal that complies with the Company’s bylaws must be received by the Company’s secretary (at the address below) not more than 150 days and not less than 90 days prior to the meeting, which is expected to be held in May 2014.
In addition to the foregoing, should a stockholder wish to have a proposal appear in the Company’s proxy statement and form of proxy for next year’s annual meeting of stockholders, under regulations of the SEC, such proposal must be received by the Company’s secretary at 10603 W. Sam Houston Pkwy N., Suite 300, Houston, Texas 77064 on or before December 18, 2013.
Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company. All communications received from stockholders are sent directly to Board members.

PROXY
FLOTEK INDUSTRIES, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT THE FLOTEK CORPORATE OFFICE
10603 W. SAM HOUSTON PARKWAY N., SUITE 300, HOUSTON, TEXAS 77064
ON FRIDAY, MAY 17, 2013 AT 2:00 P.M. LOCAL TIME
THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES, INC. (the “Company”) HEREBY APPOINTS John W. Chisholm, President and CEO of the Company, or failing this person, Casey Doherty, Corporate Secretary of the Company, or in the place of the foregoing,                     , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Friday, May 17, 2013, and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.
(Continued and to be signed on the reverse side.)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.
May 17, 2013
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.flotekind.com/proxy materials.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20630300000000000000 0	051713
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL 1: Election of the five directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

NOMINEES:
¬ FOR ALL NOMINEES	ç John W. Chisholm ç L. Melvin Cooper
¬ WITHHOLD AUTHORITY FOR ALL NOMINEES	ç Kenneth T. Hern ç L.V. “Bud” McGuire ç John S. Reiland
¬ FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
¬

			FOR	AGAINST	ABSTAIN
PROPOSAL 2:	Approval of the Amended and Restated 2010 Long-Term Incentive Plan.		☐	☐	☐
			FOR	AGAINST	ABSTAIN
PROPOSAL 3:	Approval of Non-Binding Advisory Vote on Executive Compensation		☐	☐	☐
		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
PROPOSAL 4:	Approval of Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
PROPOSAL 5:	Ratification of the selection of the independent registered public accounting firm, HEIN & ASSOCIATES LLP, as the Company’s auditors for the year ending December 31, 2013.		☐	☐	☐
*Note* Such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.
May 17, 2013

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.flotekind.com/proxy materials.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20630300000000000000 0	051713
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL 1: Election of the five directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

NOMINEES:
¬ FOR ALL NOMINEES	ç John W. Chisholm ç L. Melvin Cooper
¬WITHHOLD AUTHORITY FOR ALL NOMINEES	ç Kenneth T. Hern ç L.V. “Bud” McGuire ç John S. Reiland
¬ FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
¬

			FOR	AGAINST	ABSTAIN
PROPOSAL 2:	Approval of the Amended and Restated 2010 Long-Term Incentive Plan.		☐	☐	☐
			FOR	AGAINST	ABSTAIN
PROPOSAL 3:	Approval of Non-Binding Advisory Vote on Executive Compensation		☐	☐	☐
		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
PROPOSAL 4:	Approval of Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
PROPOSAL 5:	Ratification of the selection of the independent registered public accounting firm, HEIN & ASSOCIATES LLP, as the Company’s auditors for the year ending December 31, 2013.		☐	☐	☐
*Note* Such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■		■